Exhibit 4.01

SUPPLEMENTAL TRUST INDENTURE

FROM

NORTHERN STATES POWER COMPANY
(A MINNESOTA CORPORATION)

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

DATED NOVEMBER 1, 2009

SUPPLEMENTAL TO TRUST INDENTURE
DATED FEBRUARY 1, 1937

AND

SUPPLEMENTAL AND RESTATED
TRUST INDENTURE
DATED MAY 1, 1988

i

Supplemental Trust Indenture, made effective as of the 1st day of November, 2009, by and between NORTHERN STATES POWER COMPANY (formerly Northern Power Corporation), a corporation duly organized and existing under and by virtue of the laws of the State of Minnesota, having its principal office in the City of Minneapolis, Minnesota (the “Company”), party of the first part, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association organized and existing under and by virtue of the laws of the United States, having its principal office in the City of Chicago, Illinois (as successor trustee to Harris Trust and Savings Bank and BNY Midwest Trust Company), as trustee (the “Trustee”), party of the second part;

WITNESSETH:

WHEREAS, a predecessor in interest to the Company, Xcel Energy Inc. (formerly Northern States Power Company), a corporation duly organized and existing under and by virtue of the laws of the State of Minnesota (the “Predecessor Company”) has heretofore executed and delivered to the Trustee its Trust Indenture (the “1937 Indenture”), made as of February 1, 1937, whereby the Predecessor Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed to the Trustee and to its respective successors in trust, all property, real, personal and mixed then-owned or thereafter acquired or to be acquired by the Predecessor Company (except as therein excepted from the lien thereof) and subject to the rights reserved by the Predecessor Company in and by the provisions of the 1937 Indenture, to be held by said Trustee in trust in accordance with the provisions of the 1937 Indenture for the equal pro rata benefit and security of all and each of the bonds issued and to be issued thereunder in accordance with the provisions thereof; and

WHEREAS, the Predecessor Company heretofore has executed and delivered to the Trustee a Supplemental Trust Indenture, made as of June 1, 1942, whereby the Predecessor Company conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the date of the 1937 Indenture; and

WHEREAS, the Predecessor Company heretofore has executed and delivered to the Trustee the following additional Supplemental Trust Indentures which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture and adding to the covenants, conditions and agreements of the 1937 Indenture certain additional covenants, conditions and agreements to be observed by the Predecessor Company, created the following series of First Mortgage Bonds:

Date of Supplemental Trust Indenture	Designation of Series

February 1, 1944	Series due February 1, 1974 (retired)
October 1, 1945	Series due October 1, 1975 (retired)
July 1, 1948	Series due July 1, 1978 (retired)
August 1, 1949	Series due August 1, 1979 (retired)
June 1, 1952	Series due June 1, 1982 (retired)
October 1, 1954	Series due October 1, 1984 (retired)
September 1, 1956	Series due 1986 (retired)
August 1, 1957	Series due August 1, 1987 (redeemed)
July 1, 1958	Series due July 1, 1988 (retired)
December 1, 1960	Series due December 1, 1990 (retired)
August 1, 1961	Series due August 1, 1991 (retired)
June 1, 1962	Series due June 1, 1992 (retired)
September 1, 1963	Series due September 1, 1993 (retired)
August 1, 1966	Series due August 1, 1996 (redeemed)
June 1, 1967	Series due June 1, 1995 (redeemed)
October 1, 1967	Series due October 1, 1997 (redeemed)
May 1, 1968	Series due May 1, 1998 (redeemed)
October 1, 1969	Series due October 1, 1999 (redeemed)
February 1, 1971	Series due March 1, 2001 (redeemed)
May 1, 1971	Series due June 1, 2001 (redeemed)
February 1, 1972	Series due March 1, 2002 (redeemed)
January 1, 1973	Series due February 1, 2003 (redeemed)
January 1, 1974	Series due January 1, 2004 (redeemed)
September 1, 1974	Pollution Control Series A (redeemed)
April 1, 1975	Pollution Control Series B (redeemed)
May 1, 1975	Series due May 1, 2005 (redeemed)
March 1, 1976	Pollution Control Series C (retired)
June 1, 1981	Pollution Control Series D, E and F (redeemed)
December 1, 1981	Series due December 1, 2011 (redeemed)
May 1, 1983	Series due May 1, 2013 (redeemed)
December 1, 1983	Pollution Control Series G (redeemed)
September 1, 1984	Pollution Control Series H (redeemed)
December 1, 1984	Resource Recovery Series I (redeemed)
May 1, 1985	Series due June 1, 2015 (redeemed)
September 1, 1985	Pollution Control Series J, K and L (redeemed)
July 1, 1989	Series due July 1, 2019 (redeemed)
June 1, 1990	Series due June 1, 2020 (redeemed)
October 1, 1992	Series due October 1, 1997 (retired)
April 1, 1993	Series due April 1, 2003 (retired)
December 1, 1993	Series due December 1, 2000 (retired), and December 1, 2005 (retired)
February 1, 1994	Series due February 1, 1999 (retired)

Date of Supplemental Trust Indenture	Designation of Series

October 1, 1994	Series due October 1, 2001 (retired)
June 1, 1995	Series due July 1, 2025
April 1, 1997	Pollution Control Series M (redeemed), N, O and P
March 1, 1998	Series due March 1, 2003 (retired), and March 1, 2028
May 1, 1999	Resource Recovery Series Q (retired)
June 1, 2000	Resource Recovery Series R (retired); and

WHEREAS, on August 18, 2000, New Centuries Energies, Inc. was merged with and into the Predecessor Company and the Predecessor Company changed its corporate name from Northern States Power Company to Xcel Energy Inc.; and

WHEREAS, pursuant to an Assignment and Assumption Agreement dated as of August 18, 2000 between the Predecessor Company and the Company, substantially all the assets of the Predecessor Company (other than the stock of the Predecessor Company’s subsidiaries) were conveyed to, and substantially all the liabilities of the Predecessor Company, including liabilities created under the Indenture (as hereinafter defined), were assumed by, the Company (the “Assignment”); and

WHEREAS, pursuant to the Supplemental Trust Indenture dated as of August 1, 2000 among the Predecessor Company, the Company and Harris Trust and Savings Bank, as trustee, the requirements and conditions precedent set forth in the Original Indenture and the Restated Indenture (each as hereinafter defined) with respect to the Assignment were satisfied; and

WHEREAS, the Company heretofore has executed and delivered to the Trustee the following additional Supplemental Trust Indentures, which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it (or, as the case may be, the Predecessor Company) subsequent to the preparation of the next preceding Supplemental Trust Indenture and adding to the covenants, conditions and agreements of the 1937 Indenture certain additional covenants, conditions and agreements to be observed by the Company, created the following series of First Mortgage Bonds:

Date of Supplemental Trust Indenture	Designation of Series

June 1, 2002	Series due August 15, 2003 (retired)
July 1, 2002	Pollution Control Series S
August 1, 2002	Series A and Series B due August 28, 2012
May 1, 2003	Series due 2004, extendible through 2006 (retired)
August 1, 2003	Series due August 1, 2006 (retired) and Series due August 1, 2010
July 1, 2005	Series due July 15, 2035
May 1, 2006	Series due June 1, 2036
June 1, 2007	Series due July 1, 2037
March 1, 2008	Series due March 1, 2018

WHEREAS, the 1937 Indenture and all of the foregoing Supplemental Trust Indentures are referred to herein collectively as the “Original Indenture”; and

WHEREAS, the Predecessor Company heretofore has executed and delivered to the Trustee a Supplemental and Restated Trust Indenture, dated May 1, 1988 (the “Restated Indenture”), which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture, amended and restated the Original Indenture (except for those Supplemental Trust Indentures executed after May 1, 1988); and

WHEREAS, the Restated Indenture became effective and operative on July 20, 2005; and

WHEREAS, the Original Indenture, the Restated Indenture and all trust indentures supplemental thereto are referred to herein collectively as the “Indenture”; and

WHEREAS, pursuant to the Agreement of Resignation, Appointment and Acceptance dated as of May 1, 2002 among the Company, BNY Midwest Trust Company, as successor trustee, and Harris Trust and Savings Bank, BNY Midwest Trust Company accepted the rights, powers, duties and obligations of the trustee under the Indenture effective as of May 9, 2002; and

WHEREAS, pursuant to the Transfer and Assumption Agreement dated as of January 1, 2007 between BNY Midwest Trust Company and The Bank of New York Trust Company, N.A., The Bank of New York Trust Company accepted the rights, titles and interests of the trustee under the Indenture effective as of January 1, 2007; and

WHEREAS, the Indenture provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and

WHEREAS, the Company is desirous of providing for the creation of a new series of First Mortgage Bonds, said new series of bonds to be designated “First Mortgage Bonds, Series due November 1, 2039,” the bonds of such series to be issued as registered bonds without coupons in denominations of a multiple of $1,000, and the bonds of such series to be substantially in the form and of the tenor following with the redemption prices inserted therein in conformity with the provisions of Section 2.02 hereof, to-wit:

(Form of Bonds of Series due November 1, 2039)
NORTHERN STATES POWER COMPANY
(Incorporated under the laws of the State of Minnesota)
First Mortgage Bond
Series due November 1, 2039
CUSIP No. 665772 CE7

No.	$

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]*

NORTHERN STATES POWER COMPANY, a corporation organized and existing under the laws of the State of Minnesota (the “Company”), for value received, hereby promises to pay to [                          ] or its registered assigns, at the office of the Trustee, in the City of Chicago, Illinois, or, at the option of the registered owner, at the agency of the Company in the Borough of Manhattan, City and State of New York, an amount equal to [                                            ] Dollars in lawful money of the United States of America, on the 1st day of November, 2039 and to pay interest hereon from the date hereof at the rate of 5.35 percent per annum, in like money, until the Company’s obligation with respect to the payment of such principal sum shall be discharged; said interest being payable at the option of the person entitled to such interest either at the office of the Trustee, in Chicago, Illinois, or at the agency of the Company in the Borough of Manhattan, City and State of New York, on the 1st day of May and on the 1st  day of November in each year, commencing May 1, 2010 provided that as long as there is no existing default in the payment of interest and except for the payment of defaulted interest, the interest payable on any May 1 or November 1 will be paid to the person in whose name this bond was registered at the close of business on the record date (the April 15 prior to such May 1  or the October 15 prior to such November 1 (whether or not a business day)).  If any interest payment date or date on which the principal of this bond is required to be paid is not a business day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on such interest payment date or date on which the principal of this bond is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal of this bond is required to be paid.  The term “business day” shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the City of Chicago, Illinois, are closed pursuant to authorization of law.

[EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THESE GLOBAL BONDS MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE REGISTERED DEPOSITORY OR BY A NOMINEE OF THE REGISTERED DEPOSITORY TO THE REGISTERED DEPOSITORY, ANOTHER NOMINEE OF THE REGISTERED DEPOSITORY, A SUCCESSOR OF THE REGISTERED DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.]*

* This legend to be included if the bonds are issued as a global bond in book-entry form.

This bond is one of a duly authorized issue of bonds of the Company, of the series and designation indicated on the face hereof, which issue of bonds consists, or may consist, of several series of varying denominations, dates and tenor, all issued and to be issued under and equally secured (except insofar as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by a Trust Indenture dated February 1, 1937 (the “1937 Indenture”), as supplemented by 59 supplemental trust indentures (collectively, the “Supplemental Indentures”), a Supplemental and Restated Trust Indenture dated May 1, 1988 (the “Restated Indenture”) and a new supplemental trust indenture for the bonds of this series (the “Supplemental Trust Indenture”), executed by the Company to THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor trustee to Harris Trust and Savings Bank and BNY Midwest Trust Company), as trustee (the “Trustee”).  The 1937 Indenture, as supplemented by the Supplemental Indentures, the Restated Indenture and the Supplemental Trust Indenture, is referred to herein as the “Indenture.”  The Restated Indenture amends and restates the 1937 Indenture and certain of the Supplemental Indentures and became effective and operative on July 20, 2005.  Reference hereby is made to the Indenture for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds as to such security and the terms and conditions upon which the bonds may be issued under the Indenture and are secured.  The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture upon the happening of a default as provided in the Indenture.

With the consent of the Company and to the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of the bonds and the terms and provisions of the Indenture and of any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least 66 2/3% in principal amount of the bonds then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds challenged and disqualified from voting by reason of the Company’s interest therein as provided in the Indenture); provided that without the consent of all holders of all bonds affected no such modification or alteration shall permit the extension of the maturity of the principal of any bond or the reduction in the rate of interest thereon or any other modification in the terms of payment of such principal or interest.

The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and shall not be affected by any notice to the contrary.

The bonds of this series shall be redeemable at the option of the Company, as a whole or in part, on any date upon not less than 30 days’ previous notice to be given in the manner and with the effect provided in Section 10.02 of the Restated Indenture at a redemption price equal to the greater of (a) 100% of the principal amount of the bonds of this series being redeemed or (b) the sum of the present values of the remaining scheduled payments of principal and interest on the bonds of this series that are being redeemed (excluding the portion of any such interest accrued to the date fixed for redemption), discounted to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 15 basis points, plus, in each case, accrued and unpaid interest to the date fixed for redemption.

“Treasury Yield” means, with respect to any date fixed for redemption, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Yield will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date fixed for redemption.  The Treasury Yield will be calculated on the third business day preceding the date fixed for redemption.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of this series being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of this series being redeemed.

“Comparable Treasury Price” means (i) the average of the Reference Treasury Dealer Quotations for such date fixed for redemption, after excluding the highest and lowest of such Reference Treasury Dealer Quotations for such date fixed for redemption, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means each of Barclays Capital Inc., KeyBanc Capital Markets Inc. and RBS Securities Inc. or their respective successors or, if such firms or their respective successors are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

“Reference Treasury Dealer” means (i) each of Barclays Capital Inc. or RBS Securities Inc. and any other primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), designated by, and not affiliated with, Barclays Capital Inc. or RBS Securities Inc. and their respective successors, provided, however, that if Barclays Capital Inc. or RBS Securities Inc. or any of their respective designees ceases to be a Primary Treasury Dealer, the Company shall appoint another Primary Treasury Dealer as a substitute and (ii) any other Primary Treasury Dealer selected by the Company after consultation with an Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any date fixed for redemption, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., Eastern time, on the third business day preceding such date fixed for redemption.

Bonds of this series are not subject to a sinking fund.

This bond is transferable as prescribed in the Indenture by the registered owner hereof in person, or by his duly authorized attorney, at the office of the Trustee in the City of Chicago, Illinois, or at the option of the owner at the agency of the Company in the Borough of Manhattan, City and State of New York, or elsewhere if authorized by the Company, upon surrender and cancellation of this bond, and thereupon a new bond or bonds of the same series and of a like aggregate principal amount will be issued to the transferee in exchange therefor as provided in the Indenture, upon payment of taxes or other governmental charges, if any, that may be imposed in relation thereto.

Bonds of this series are interchangeable as to denominations in the manner and upon the conditions prescribed in the Indenture.

No charge shall be made by the Company for any exchange or transfer of bonds of this series, other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.

The Company shall not be required to issue, transfer or exchange any bond of this series during a period of 10 days immediately preceding any selection of bonds of this series to be redeemed.  The Company shall not be required to transfer or exchange any bond of this series called or being called for redemption in its entirety or to transfer or exchange the called portion of a bond of this series which has been called for partial redemption.

No recourse shall be had for the payment of the principal of or the interest on this bond, or any part thereof, or of any claim based hereon or in respect hereof or of said Indenture, against any incorporator, or any past, present or future shareholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released, as more fully provided in the Indenture.

This bond shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been signed by or on behalf of The Bank of New York Mellon Trust Company, N.A. (as successor trustee to Harris Trust and Savings Bank and BNY Midwest Trust Company), as Trustee under the Indenture, or its successor thereunder.

IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY has caused this bond to be executed in its name by its President or a Vice President and its corporate seal, or a facsimile thereof, to be hereto affixed and attested by its Secretary or an Assistant Secretary.

Dated:	NORTHERN STATES POWER COMPANY

Attest:	By:
Vice President

(Form of Trustee’s Certificate)

This bond is one of the bonds of the Series designated thereon, described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Officer

Dated:

and

WHEREAS, the Company is desirous of conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee and to its respective successors in trust, additional property acquired by it subsequent to the date of the preparation of the Supplemental Trust Indenture dated as of November 1, 2009; and

WHEREAS, the Indenture provides in substance that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of creating and setting forth the particulars of any new series of bonds and of providing the terms and conditions of the issue of the bonds of any series not expressly provided for in the Indenture and of conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee additional property of the Company, and for any other purpose not inconsistent with the terms of the Indenture; and

WHEREAS, the execution and delivery of this Supplemental Trust Indenture have been duly authorized by a resolution adopted by the Board of Directors of the Company; and

WHEREAS, the Trustee has duly determined to execute this Supplemental Trust Indenture and to be bound, insofar as it may lawfully do so, by the provisions hereof;

NOW, THEREFORE, Northern States Power Company, in consideration of the premises and of one dollar duly paid to it by the Trustee at or before the ensealing and delivery of these presents, the receipt of which is hereby acknowledged, and other good and valuable considerations, does hereby covenant and agree to and with The Bank of New York Mellon Trust Company, N.A. (as successor trustee to Harris Trust and Savings Bank and BNY Midwest Trust

Company), as Trustee, and its successors in the trust under the Indenture for the benefit of those who hold or shall hold the bonds, or any of them, issued or to be issued thereunder, as follows:

ARTICLE I
SPECIFIC SUBJECTION OF ADDITIONAL PROPERTY
TO THE LIEN OF THE INDENTURE

SECTION 1.01.  The Company, in order to better secure the payment, of both the principal and interest, of all bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions contained in the Indenture, has granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm, to the Trustee and to its respective successors in said trust forever, subject to the rights reserved by the Company in and by the provisions of the Indenture, all of the property described and mentioned or enumerated in schedules annexed hereto and marked Schedule A and Schedule B, reference to said schedules being made hereby with the same force and effect as if the same were incorporated herein at length; together with all and singular the tenements, hereditaments and appurtenances belonging and in any way appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, products and profits thereof;

Also, in order to subject the personal property and chattels of the Company to the lien of the Indenture and to conform with the provisions of the Uniform Commercial Code, all fossil, nuclear, hydro and other electric generating plants, including buildings and other structures, turbines, generators, exciters, boilers, reactors, nuclear fuel, other boiler plant equipment, condensing equipment and all other generating equipment; substations; electric transmission and distribution systems, including structures, poles, towers, fixtures, conduits, insulators, wires, cables, transformers, services and meters; steam heating mains and equipment; gas transmission and distribution systems, including structures, storage facilities, mains, compressor stations, purifier stations, pressure holders, governors, services and meters; telephone plant and related distribution systems; trucks and trailers; office, shop and other buildings and structures, furniture and equipment; apparatus and equipment of all other kinds and descriptions; materials and supplies; all municipal and other franchises, leaseholds, licenses, permits, privileges, patents and patent rights; all shares of stock, bonds, evidences of indebtedness, contracts, claims, accounts receivable, choses in action and other intangibles, all books of account and other corporate records;

Excluding, however, all merchandise and appliances heretofore or hereafter acquired for the purpose of sale to customers and others;

All the estate, right, title, interest and claim, whatsoever, at law as well as in equity, which the Company now has or hereafter may acquire in and to the aforesaid property and every part and parcel thereof subject, however, to the right of the Company, upon the occurrence and continuation of a Completed Default as defined in the Indenture, to retain in its possession all shares of stock, notes, evidences of indebtedness, other securities and cash not expressly required by the provisions hereof to be deposited with the Trustee, to retain in its possession all contracts, bills and accounts receivable, motor cars, any stock of goods, wares and merchandise, equipment or supplies acquired for the purpose of consumption in the operation, construction or repair of any of the properties of the Company, and to sell, exchange, pledge, hypothecate or otherwise dispose of any or all of such property so retained in its possession, free from the lien of the Indenture, without permission or hindrance on the part of the Trustee, or any of the bondholders. No person in any dealings with the Company in respect of any such property shall be charged with any notice or knowledge of any such Completed Default under the Indenture while the Company is in possession of such property.  Nothing contained herein or in the Indenture shall be deemed or construed to require the deposit with, or delivery to, the Trustee of any of such property, except such as is specifically required to be deposited with the Trustee by some express provision of the Indenture;

To have and to hold all said property, real, personal and mixed, granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, to the Trustee and its successors and assigns forever, subject, however, to Permitted Encumbrances and to the further reservations, covenants, conditions, uses and trusts set forth in the Indenture; in trust nevertheless for the same purposes and upon the same conditions as are set forth in the Indenture.

ARTICLE II
FORM AND EXECUTION OF SERIES DUE NOVEMBER 1, 2039

SECTION 2.01.  There is hereby created, for issuance under the Indenture, a series of bonds designated Series due November 1, 2039, each of which shall bear the descriptive title “First Mortgage Bonds, Series due November 1, 2039,” (such bonds, the “Series 2039 Bonds”) and the form thereof shall contain suitable provisions with respect to the matters hereafter specified in this Section.  The Series 2039 Bonds may forthwith be executed by the Company substantially in the form set forth in the recitals, including the relevant provisions as indicated therein, and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of the Indenture and this Supplemental Trust Indenture.  The Series 2039 Bonds shall initially be authenticated and delivered in the aggregate principal amount of $300,000,000.  The Series 2039 Bonds may be reopened and additional bonds of said series may be issued in excess of the amount initially authenticated and delivered, provided that such additional bonds of said series will contain the same terms (including the maturity date and interest rate), except for the public offering price and the issue date, as the other Series 2039 Bonds. Any such additional Series 2039 Bonds, together with the Series 2039 Bonds initially authenticated, shall constitute a single series for purposes of the Indenture and shall be limited to an aggregate principal amount of $450,000,000.  The Series 2039 Bonds shall mature on November 1, 2039, and shall be issued as registered bonds without coupons in denominations of $1,000.  The Series 2039 Bonds shall bear interest at a rate of 5.35% per annum on the principal amount thereof payable semi-annually on May 1 and November 1 of each year, commencing May 1, 2010, and the principal shall be payable at the office of the Trustee in the City of Chicago, Illinois, or at the option of the registered owner at the agency of the Company in the Borough of Manhattan, City and State of New York, in lawful money of the United States of America, and the interest shall be payable in like money at the option of the person entitled to such interest either at said office of the Trustee in the City of Chicago, Illinois, or at the agency of the Company in the Borough of Manhattan, City and State of New York.  Interest on the

Series 2039 Bonds shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.  If any interest payment date or date on which the principal of this bond is required to be paid is not a business day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on such interest payment date or date on which the principal of this bond is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal of this bond is required to be paid.  The Series 2039 Bonds shall be dated as of the date of authentication thereof by the Trustee.  The term “business day” shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the City of Chicago, Illinois, are closed pursuant to authorization of law.

As long as there is no existing default in the payment of interest on the Series 2039 Bonds, the person in whose name any Series 2039 Bond is registered at the close of business on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding any transfer or exchange of any such Series 2039 Bond subsequent to the Record Date and on or prior to such interest payment date, except as and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Series 2039 Bond is registered on the Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice thereof shall be given to the registered holder of any Series 2039 Bond not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series 2039 Bond may be listed, and upon such notice as may be required by such exchange.

The term “Record Date” as used in this Section 2.01 with respect to any interest payment date (May 1 or November 1) shall mean the April 15 prior to such May 1 or the October 15 prior to such November 1 (whether or not a business day).

As used in this Section 2.01, the term “default in the payment of interest” means failure to pay interest on the applicable interest payment date disregarding any period of grace permitted by the Indenture.

The “Special Record Date” as used in this Section 2.01 shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Series 2039 Bond and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such defaulted interest as provided in this Section 2.01.  Thereupon the Trustee shall fix a Special Record Date for the payment of such defaulted interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted interest and the Special Record

Date therefor to be mailed, first class postage prepaid, to each holder of the Series 2039 Bonds, at his, her or its address as it appears in the bond register, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such defaulted interest and the Special Record Date therefor having been mailed as aforesaid, such defaulted interest shall be paid to the persons in whose names the Series 2039 Bonds are registered on such Special Record Date and shall not be payable pursuant to the paragraph immediately following in this Section 2.01.

The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series 2039 Bonds may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee of the proposed payment pursuant to this Section 2.01, such payment shall be deemed practicable by the Trustee.

SECTION 2.02.  The Series 2039 Bonds shall be redeemable at the option of the Company, as a whole or in part, on any date upon not less than 30 days’ previous notice to be given in the manner and with the effect provided in Section 10.02 of the Restated Indenture at a redemption price equal to the greater of (a) 100% of the principal amount of the Series 2039 Bonds being redeemed or (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Series 2039 Bonds that are being redeemed (excluding the portion of any such interest accrued to the date fixed for redemption), discounted to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 15 basis points, plus, in each case, accrued and unpaid interest to the date fixed for redemption.

“Treasury Yield” means, with respect to any date fixed for redemption, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Yield will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date fixed for redemption.  The Treasury Yield will be calculated on the third business day preceding the date fixed for redemption.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of the series being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of the series being redeemed.

“Comparable Treasury Price” means (i) the average of the Reference Treasury Dealer Quotations for such date fixed for redemption, after excluding the highest and lowest of such Reference Treasury Dealer Quotations for such date fixed for redemption, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means each of Barclays Capital Inc., KeyBanc Capital Markets Inc. and RBS Securities Inc. or their respective successors or, if such firms or their respective successors are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

“Reference Treasury Dealer” means (1) each of Barclays Capital Inc. or RBS Securities Inc. and any other primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), designated by, and not affiliated with, Barclays Capital Inc. or RBS Securities Inc. and their respective successors, provided, however, that if Barclays Capital Inc. or RBS Securities Inc. or any of their respective designees ceases to be a Primary Treasury Dealer, the Company shall appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealer selected by the Company after consultation with an Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any date fixed for redemption, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., Eastern time, on the third business day preceding such date fixed for redemption.

The Series 2039 Bonds are not subject to a sinking fund.

The redemption prices of the Series 2039 Bonds need not be specified in any temporary bond of said series if an appropriate reference be made in said temporary bond to the provision of this Section.

SECTION 2.03.  The registered owner of any Series 2039 Bond or Bonds, at his, her or its option, may surrender the same with other bonds of such series at the office of the Trustee in the City of Chicago, Illinois, or at the agency of the Company in the Borough of Manhattan, City and State of New York, or elsewhere if authorized by the Company, for cancellation, in exchange for other bonds of such series of higher or lower authorized denominations, but of the same aggregate principal amount, bearing interest from its date, and upon receipt of any payment required under the provisions of Section 2.04 hereof.  Thereupon the Company shall execute and deliver to the Trustee and the Trustee shall authenticate and deliver such other registered bonds to such registered owner at its office or at any other place specified as aforesaid.

Notwithstanding any other provisions of the Indenture to the contrary, the Company shall not be required to issue, transfer or exchange any Series 2039 Bond during a period of ten (10) days next preceding any selection of Series 2039 Bonds to be redeemed.  The Company shall not be required to transfer or exchange any Series 2039 Bond called or being called for redemption in its entirety or to transfer or exchange the called portion of a Series 2039 Bond which has been called for partial redemption.

SECTION 2.04.  No charge shall be made by the Company for any exchange or transfer of Series 2039 Bonds other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.

SECTION 2.05.  The Series 2039 Bonds shall be executed on behalf of the Company by its President or one of its Vice Presidents, and its corporate seal shall be thereunto affixed, or printed, lithographed or engraved thereon, in facsimile, and attested by the signature of its Secretary or one of its Assistant Secretaries.  Any such signatures may be manual or facsimile signatures and may be imprinted or otherwise reproduced.  In case any of the officers who shall have signed any bonds or attested the seal thereon shall cease to be such officers of the Company before the bonds so signed and sealed actually shall have been authenticated by the Trustee or delivered by the Company, such bonds nevertheless may be issued, authenticated and delivered with the same force and effect as though the person or persons who signed such bonds and attested the seal thereon had not ceased to be such officer or officers of the Company.  Any bond issuable hereunder may be signed or attested on behalf of the Company by such person as at the actual date of the execution of such bond shall be the proper officer of the Company, although at the date of such bond such person shall not have been an officer of the Company.

SECTION 2.06.  (a) Except as provided in subsections (c) and (g) of this Section 2.06, the registered holder of all of the Series 2039 Bonds shall be The Depository Trust Company (“DTC”) and such Series 2039 Bonds shall be registered in the name of Cede & Co., as nominee for DTC.  Payment of principal of, premium, if any, and interest on any Series 2039 Bonds registered in the name of Cede & Co. shall be made by transfer of New York Federal or equivalent immediately available funds with respect to the Series 2039 Bonds to the account of Cede & Co. on each such payment date for the Series 2039 Bonds at the address indicated for Cede & Co. in the bond register kept by the Trustee.

(b)           The Series 2039 Bonds shall be initially issued in the form of one or more separate single authenticated fully registered certificates in the aggregate principal amount of all Series 2039 Bonds.  Upon initial issuance, the ownership of such Series 2039 Bonds shall be registered in the bond register kept by the Trustee in the name of Cede & Co., as nominee of DTC.  The Trustee and the Company may treat DTC (or its nominee) as the sole and exclusive registered holder of the Series 2039 Bonds registered in its name for the purposes of payment of the principal of, premium, if any, and interest on the Series 2039 Bonds and of giving any notice permitted or required to be given to holders under the Indenture, except as provided in subsection (g) below of this Section 2.06; and neither the Trustee nor the Company shall be affected by any notice to the contrary.  Neither the Trustee nor the Company shall have any responsibility or obligation to any of DTC’s participants (each a “Participant”), any person claiming a beneficial ownership in the Series 2039 Bonds under or through DTC or any Participant (each a “Beneficial Owner”) or any other person which is not shown on the bond register maintained by the Trustee as being a registered holder, with respect to (1) the accuracy of any records maintained by DTC or any Participant; (2) the payment by DTC or any Participant of any amount in respect of the principal of, premium, if any, or interest on the Series 2039 Bonds; (3) the delivery by DTC or any Participant of any notice to any Beneficial Owner which is permitted or required to be given to registered holders under the Indenture of the Series 2039 Bonds; (4) the selection of the Beneficial Owners to receive payment in the event of any partial redemption of the Series 2039 Bonds; or (5) any consent given or other action taken by DTC as bondholder.  The Trustee shall pay all principal of, premium, if any, and interest on the Series 2039 Bonds registered in the name of Cede & Co. only to or “upon the order of” (as that term is used in the Uniform Commercial Code as adopted in Minnesota and New York) DTC, and all such payments shall be valid and effective to fully satisfy and discharge the Company’s obligations with respect to the principal of, premium, if any, and interest on such Series 2039 Bonds to the extent of the sum or sums so paid.  Except as otherwise provided in subsections (c) and (g) below of this Section 2.06, no person other than DTC shall receive authenticated bond certificates evidencing the obligation of the Company to make payments of principal of and interest on the Series 2039 Bonds.  Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions of the Indenture with respect to transfers of bonds, the word “Cede & Co.” in this Supplemental Trust Indenture shall refer to such new nominee of DTC.

(c)           If the Company in its discretion determines that it is in the best interest of the Beneficial Owners that they be able to obtain bond certificates for the Series 2039 Bonds or there shall have occurred and be continuing a Completed Default with respect to the Series 2039 Bonds, the Company shall notify DTC and the Trustee, whereupon DTC will notify the Participants of the availability through DTC of bond certificates.  In such event, the Trustee shall issue, transfer and exchange bond certificates as requested by DTC in appropriate amounts pursuant to Article II of the Restated Indenture and Section 2.03 of this Supplemental Trust Indenture.  The Company shall pay all costs in connection with the production of bond certificates if the Company makes such a determination under this Section 2.06(c).  DTC may determine to discontinue providing its services with respect to the Series 2039 Bonds at any time by giving written notice to the Company and the Trustee and discharging its responsibilities with respect thereto under applicable law.  Under such circumstances (if there is no successor book-entry depository), the Company and the Trustee shall be obligated (at the sole cost and expense of the Company) to deliver bond certificates as described in this Supplemental Trust Indenture.  If bond certificates are issued, the provisions of the Indenture shall apply to, among other things, the transfer and exchange of such certificates and the method of payment of principal of, premium, if any, and interest on such certificates.  Whenever DTC requests the Company and the Trustee to do so, the Company will direct the Trustee (at the sole cost and expense of the Company) to cooperate with DTC in taking appropriate action after reasonable notice (1) to make available one or more separate certificates evidencing the Series 2039 Bonds to any Participant or (2) to arrange for another book-entry depository to maintain custody of certificates evidencing the Series 2039 Bonds registered in the name of such depository or its nominee.  Any successor book-entry depository must be a clearing agency registered with the Securities and Exchange Commission pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and must enter into an agreement with the Company and the Trustee agreeing to act as the depository and clearing agency for the Series 2039 Bonds (except as provided in subsection (g) below of this Section 2.06 ).  After such agreement has become effective, DTC shall present the Series 2039 Bonds for registration of transfer in accordance with Section 2.12 of the Restated Indenture, and the Trustee shall register them in the name of the successor book-entry depository or its nominee and all references thereafter to DTC shall be to such successor book-entry depository.  If a successor book-entry depository has not accepted such position before the effective date of DTC’s termination of its services, the book-entry system shall automatically terminate and may not be reinstated without the consent of all registered holders of the Series 2039 Bonds.

(d)           Notwithstanding any other provision of this Supplemental Trust Indenture to the contrary, so long as any Series 2039 Bonds are registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal of, premium, if any, and interest on such Series 2039 Bonds and all notices with respect to such Series 2039 Bonds shall be made and given, respectively, to DTC as provided in the blanket representation letter among DTC, the Company and the Trustee.  The Trustee is hereby authorized and directed to comply with all terms of the representation letter.

(e)           In connection with any notice or other communication to be provided pursuant to the Indenture for the Series 2039 Bonds by the Company or the Trustee with respect to any consent or other action to be taken by the registered holders of the Series 2039 Bonds, the Company or the Trustee, as the case may be, shall seek to establish a record date to the extent permitted by the Indenture for such consent or other action and give DTC notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible. Such notice to DTC shall be given only when DTC is the sole registered holder.

(f)            NEITHER THE COMPANY NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO THE PARTICIPANTS OR THE BENEFICIAL OWNERS WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY PARTICIPANT; (2) THE PAYMENT BY DTC OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THE SERIES 2039 BONDS; (3) THE DELIVERY BY DTC OR ANY PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE TO BE GIVEN TO REGISTERED HOLDERS; (4) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE SERIES 2039 BONDS; OR (5) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS A REGISTERED HOLDER.

SO LONG AS CEDE & CO. IS THE REGISTERED HOLDER OF THE SERIES 2039 BONDS AS NOMINEE OF DTC, REFERENCES HEREIN TO REGISTERED HOLDERS OF THE SERIES 2039 BONDS SHALL MEAN CEDE & CO. AND SHALL NOT MEAN THE BENEFICIAL OWNERS OF THE SERIES 2039 BONDS NOR THE PARTICIPANTS.

(g)           The Company, in its sole discretion, may terminate the services of DTC with respect to the Series 2039 Bonds if the Company determines that: (i) DTC (x) is unable to discharge its responsibilities with respect to the Series 2039 Bonds or (y) at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended; or (ii) there shall have occurred and be continuing a Completed Default with respect to the Series 2039 Bonds.  The Company, in its sole discretion, may terminate the services of DTC with respect to the Series 2039 Bonds if the Company determines that a continuation of the requirement that all of the outstanding Series 2039 Bonds be registered with the registration books kept by the

Trustee in the name of Cede & Co., as nominee of DTC, is not in the best interest of the Beneficial Owners of the Series 2039 Bonds.  After such event and if no substitute book-entry depository is appointed by the Company, Series 2039 Bond certificates will be delivered as described in the Indenture.

(h)           Upon the termination of the services of DTC with respect to the Series 2039 Bonds pursuant to subsections (c) or (g) of this Section 2.06 after which no substitute book-entry depository is appointed, the Series 2039 Bonds shall be registered in whatever name or names holders transferring or exchanging the Series 2039 Bonds shall designate in accordance with the provisions of the Indenture.

ARTICLE III
APPOINTMENT OF AUTHENTICATING AGENT

SECTION 3.01.  The Trustee shall, if requested in writing so to do by the Company, promptly appoint an agent or agents of the Trustee who shall have authority to authenticate registered Series 2039 Bonds in the name and on behalf of the Trustee.  Such appointment by the Trustee shall be evidenced by a certificate of a vice-president of the Trustee delivered to the Company prior to the effectiveness of such appointment.

SECTION 3.02.  (a) Any such authenticating agent shall be acceptable to the Company and at all times shall be a corporation, trust company or banking association organized and doing business under the laws of the United States or of any State, is authorized under such laws to act as authenticating agent, has a combined capital and surplus of at least $10,000,000 and is subject to supervision or examination by Federal or State authority and to act as authenticating agent.  If such corporation, trust company or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.02 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b)           Any corporation, trust company or banking association into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation, trust company or banking association resulting from any merger, conversion or consolidation to which any authenticating agent shall be a party, or any corporation, trust company or banking association succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

(c)           Any authenticating agent at any time may resign by giving written notice of resignation to the Trustee and to the Company.  The Trustee may at any time, and upon written request of the Company to the Trustee shall, terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 3.02, the Trustee, unless otherwise requested in writing by the Company, promptly shall appoint a successor authenticating agent, which shall be acceptable to the Company.  Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named.  No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 3.02.

(d)           The Trustee agrees to pay to any authenticating agent, appointed in accordance with the provisions of this Section 3.02, reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments.

SECTION 3.03.  If an appointment is made pursuant to this Article III, the registered Series 2039 Bonds shall have endorsed thereon, in addition to the Trustee’s Certificate, an alternate Trustee’s Certificate in the following form:

(Form of Trustee’s Certificate)

This bond is one of the bonds of the Series designated thereon, described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authenticating Agent

By:
Authorized Officer

Dated:

SECTION 3.04.  No provision of this Article III shall require the Trustee to have at any time more than one such authenticating agent for any one State or to appoint any such authenticating agent in the State in which the Trustee has its principal place of business.

ARTICLE IV
FINANCING STATEMENT TO COMPLY WITH
THE UNIFORM COMMERCIAL CODE

SECTION 4.01. The name and address of the debtor and secured party are set forth below:

Debtor:	Northern States Power Company 414 Nicollet Mall Minneapolis, Minnesota 55401

Secured Party:	The Bank of New York Mellon Trust Company, N.A., Trustee 2 North LaSalle Street Suite 1020 Chicago, Illinois 60602

NOTE: Northern States Power Company, the debtor above named, is “a transmitting utility” under the Uniform Commercial Code as adopted in Minnesota, North Dakota and South Dakota.

SECTION 4.02. Reference to Article I hereof is made for a description of the property of the debtor covered by this Financing Statement with the same force and effect as if incorporated in this Section at length.

SECTION 4.03. The maturity dates and respective principal amounts of obligations of the debtor secured and presently to be secured by the Indenture and this Supplemental Trust Indenture, reference to all of which for the terms and conditions thereof is hereby made with the same force and effect as if incorporated herein at length, are as follows:

First Mortgage Bonds	Principal Amount

Series due July 1, 2025	$250,000,000
Pollution Control Series N	$27,900,000
Pollution Control Series O	$50,000,000
Pollution Control Series P	$50,000,000
Series due March 1, 2028	$150,000,000
Pollution Control Series S	$69,000,000
Series A and Series B due August 28, 2012	$450,000,000
Series due August 1, 2010	$175,000,000
Series due July 15, 2035	$250,000,000
Series due June 1, 2036	$400,000,000
Series due July 1, 2037	$350,000,000
Series due March 1, 2018	$500,000,000
Series due November 1, 2039	$300,000,000

SECTION 4.04. This Financing Statement is hereby adopted for all of the First Mortgage Bonds of the Series mentioned above secured by said Indenture and this Supplemental Trust Indenture.

SECTION 4.05. The 1937 Indenture, the Restated Indenture and the prior Supplemental Indentures, as set forth below, have been filed or recorded in each and every office in the States of Minnesota, North Dakota and South Dakota designated by law for the filing or recording thereof in respect of all property of the Company subject thereto:

Original Indenture Dated February 1, 1937	Supplemental Indenture Dated December 1, 1981

Supplemental Indenture Dated June 1, 1942	Supplemental Indenture Dated May 1, 1983

Supplemental Indenture Dated February 1, 1944	Supplemental Indenture Dated December 1, 1983

Supplemental Indenture Dated October 1, 1945	Supplemental Indenture Dated September 1, 1984

Supplemental Indenture Dated July 1, 1948	Supplemental Indenture Dated December 1, 1984

Supplemental Indenture Dated August 1, 1949	Supplemental Indenture Dated May 1, 1985

Supplemental Indenture Dated June 1, 1952	Supplemental Indenture Dated September 1, 1985

Supplemental Indenture Dated October 1, 1954	Supplemental and Restated Indenture Dated May 1, 1988

Supplemental Indenture Dated September 1, 1956	Supplemental Indenture Dated July 1, 1989

Supplemental Indenture Dated August 1, 1957	Supplemental Indenture Dated June 1, 1990

Supplemental Indenture Dated July 1, 1958	Supplemental Indenture Dated October 1, 1992

Supplemental Indenture Dated December 1, 1960	Supplemental Indenture Dated April 1, 1993

Supplemental Indenture Dated August 1, 1961	Supplemental Indenture Dated December 1, 1993

Supplemental Indenture Dated June 1, 1962	Supplemental Indenture Dated February 1, 1994

Supplemental Indenture Dated September 1, 1963	Supplemental Indenture Dated October 1, 1994

Supplemental Indenture Dated August 1, 1966	Supplemental Indenture Dated June 1, 1995

Supplemental Indenture Dated June 1, 1967	Supplemental Indenture Dated April 1, 1997

Supplemental Indenture Dated October 1, 1967	Supplemental Indenture Dated March 1, 1998

Supplemental Indenture Dated May 1, 1968	Supplemental Indenture Dated May 1, 1999

Supplemental Indenture Dated October 1, 1969	Supplemental Indenture Dated June 1, 2000

Supplemental Indenture Dated February 1, 1971	Supplemental Indenture Dated August 1, 2000

Supplemental Indenture Dated May 1, 1971	Supplemental Indenture Dated June 1, 2002

Supplemental Indenture Dated February 1, 1972	Supplemental Indenture Dated July 1, 2002

Supplemental Indenture Dated January 1, 1973	Supplemental Indenture Dated August 1, 2002

Supplemental Indenture Dated January 1, 1974	Supplemental Indenture Dated May 1, 2003

Supplemental Indenture Dated September 1, 1974	Supplemental Indenture Dated August 1, 2003

Supplemental Indenture Dated April 1, 1975	Supplemental Indenture Dated July 1, 2005

Supplemental Indenture Dated May 1, 1975	Supplemental Indenture Dated May 1, 2006

Supplemental Indenture Dated March 1, 1976	Supplemental Indenture Dated June 1, 2007

Supplemental Indenture Dated June 1, 1981	Supplemental Indenture Dated March 1, 2008

SECTION 4.06. The property covered by this Financing Statement also shall secure additional series of First Mortgage Bonds of the debtor which may be issued from time to time in the future in accordance with the provisions of the Indenture.

ARTICLE V
MISCELLANEOUS

SECTION 5.01. The recitals of fact herein, except the recital that the Trustee has duly determined to execute this Supplemental Trust Indenture and be bound, insofar as it may lawfully so do, by the provisions hereof and in the bonds shall be taken as statements of the Company and shall not be construed as made by the Trustee. The Trustee makes no representations as to the value of any of the property subject to the lien of the Indenture, or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby and hereby, or as to the validity of this Supplemental Trust Indenture or of the bonds issued under the Indenture by virtue hereof (except the Trustee’s certificate) and the Trustee shall incur no responsibility in respect of such matters.

SECTION 5.02. This Supplemental Trust Indenture shall be construed in connection with and as a part of the Indenture.

SECTION 5.03. (a) If any provision of the Indenture or this Supplemental Trust Indenture limits, qualifies or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939, as amended (as enacted prior to the date of this Supplemental Trust Indenture) by any of the provisions of Sections 310 to 317, inclusive, of the said Act, such required provision shall control.

(b)           In case any one or more of the provisions contained in this Supplemental Trust Indenture or in the bonds issued hereunder shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

SECTION 5.04. Wherever in this Supplemental Trust Indenture the word “Indenture” is used without the prefix “1937,” “Original,” “Restated,” or “Supplemental,” such word was used intentionally to include in its meaning both the 1937 Indenture, as amended and restated by the Restated Indenture, and all indentures supplemental thereto.

SECTION 5.05. Wherever in this Supplemental Trust Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Trust Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 5.06. (a) This Supplemental Trust Indenture may be executed simultaneously in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

(b)           The Table of Contents and the descriptive headings of the several Articles of this Supplemental Trust Indenture were formulated, used and inserted in this Supplemental Trust Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

The total aggregate amount of obligations to be issued forthwith under this Supplemental Trust Indenture shall not exceed $300,000,000.

IN WITNESS WHEREOF, on this 9th day of November, A.D. 2009, NORTHERN STATES POWER COMPANY, a Minnesota corporation, party of the first part, has caused its corporate name and seal to be hereunto affixed and this Supplemental Trust Indenture effective November 1, 2009, to be signed by its President or a Vice President, and attested by its Secretary or an Assistant Secretary, for and in its behalf, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor trustee to Harris Trust and Savings Bank and BNY Midwest Trust Company), a national banking association, as Trustee, party of the second part, to evidence its acceptance of the trust hereby created, has caused its corporate name and seal to be hereunto affixed, and this Supplemental Trust Indenture effective November 1, 2009, to be signed by its President, a Vice President or an Assistant Vice President, and attested by its Secretary or an Assistant Secretary, for and in its behalf.

NORTHERN STATES POWER COMPANY

/s/ George E. Tyson II
By: George E. Tyson II
Its: Vice President and Treasurer

Attest:

/s/ Tara M. Heine
By: Tara M. Heine
Its: Assistant Secretary

Executed by Northern States Power Company in the presence of:	(CORPORATE SEAL)

/s/ Mary P. Schell
Witness: Mary P. Schell

/s/ Kaydra A. Kirtz
Witness: Kaydra A. Kirtz

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

/s/ D.G. Donovan
		By:	D.G. Donovan
		Its:	Vice President

Attest:

/s/ L. Garcia
By:	L. Garcia
Its:	Vice President

Executed by The Bank of New York Mellon Trust Company, N.A. in the presence of:		(CORPORATE SEAL)

/s/ Robert Cafarelli
Witness: Robert Cafarelli

/s/ T. Mosterd
Witness: T. Mosterd

STATE OF MINNESOTA	)
	)	SS.:
COUNTY OF HENNEPIN	)

George E. Tyson II and Tara M. Heine, being severally duly sworn, each deposes and says that they are Vice President and Treasurer and Assistant Secretary, respectively, of Northern States Power Company, the corporation described in and which executed the within and foregoing Supplemental Trust Indenture, as mortgagor; and each for himself or herself further says that said Supplemental Trust Indenture was executed in good faith, and not for the purpose of hindering, delaying, or defrauding any creditor of the said mortgagor.

/s/ George E. Tyson II	/s/ Tara M. Heine
George E. Tyson II	Tara M. Heine

STATE OF MINNESOTA	)
	)	SS.:
COUNTY OF HENNEPIN	)

On this 9th day of November, A.D. 2009, before me, Pamela C. Wilson, a Notary Public in and for said County in the State aforesaid, personally appeared George E. Tyson II and Tara M. Heine, to me personally known, and to me known to be the Vice President and Treasurer and Assistant Secretary, respectively, of Northern States Power Company, one of the corporations described in and which executed the within and foregoing instrument, and who, being by me severally duly sworn, each for himself or herself, did say that he or she, the said George E. Tyson II is a Vice President and Treasurer and Tara M. Heine is an Assistant Secretary, of said Northern States Power Company, a corporation; that the seal affixed to the within and foregoing instrument is the corporate seal of said corporation, and that said instrument was executed on behalf of said corporation by authority of its stockholders and board of directors; and said George E. Tyson II and Tara M. Heine each acknowledged said instrument to be the free act and deed of said corporation and that such corporation executed the same.

WITNESS my hand and notarial seal, this 9th day of November, A.D. 2009.

/s/ Pamela C. Wilson
Pamela C. Wilson
Notary Public
My commission expires: January 31, 2010
(NOTARY SEAL)

STATE OF ILLINOIS	)
	)	SS.:
COUNTY OF COOK	)

D.G. Donovan and L. Garcia, being severally duly sworn, each for himself for herself deposes and says that he, the said D.G. Donovan, is Vice President, and she, the said L. Garcia, is Vice President, of The Bank of New York Mellon Trust Company, N.A., the national banking association described in and which executed the within and foregoing Supplemental Trust Indenture, as mortgagee; and each for himself or herself further says that said Supplemental Trust Indenture was executed in good faith, and not for the purpose of hindering, delaying, or defrauding any creditor of the mortgagor.

/s/ D.G. Donovan	/s/ L. Garcia
D.G. Donovan	L. Garcia

STATE OF ILLINOIS	)
	)	SS.:
COUNTY OF COOK	)

On this 5th day of November, A.D. 2009, before me, Julie Meadors, a Notary Public in and for said County in the State aforesaid, personally appeared D.G. Donovan and L. Garcia to me personally known, and to me known to be the Vice President and Vice President, respectively, of The Bank of New York Mellon Trust Company, N.A., the national banking association described in and which executed the within and foregoing instrument, and who, being by me severally duly sworn, each, did say that D.G. Donovan, is Vice President, and she, the said L. Garcia, is Vice President, of The Bank of New York Mellon Trust Company, N.A., the national banking association; that the seal affixed to the within and foregoing instrument is the seal of said association, and that said instrument was executed on behalf of said association by authority of its board of directors; and said D.G. Donovan and L. Garcia each acknowledged said instrument to be the free act and deed of said association and that such association executed the same.

WITNESS my hand and notarial seal, this 9th day of November, A.D. 2009.

/s/ Julie Meadors
Julie Meadors
Notary Public, State of Illinois
My commission expires: 1/7/12
(NOTARY SEAL)

SCHEDULE A

The property referred to in Article I of the foregoing Supplemental Trust Indenture from Northern States Power Company to The Bank of New York Mellon Trust Company N.A. as successor trustee to Harris Trust and Savings Bank, effective as of November 1, 2009, includes the following property hereafter more specifically described. Such description, however, is not intended to limit or impair the scope or intention of the general description contained in the granting clauses or elsewhere in the Indenture.

I.                                         PROPERTIES IN THE STATE OF MINNESOTA

1.                         The following described real property, situate, lying and being in the County of Benton, to wit:

Mayhew Lake Substation

A parcel of land being part of the Southwest Quarter of the Southwest Quarter of Section 12, Township 36 North, Range 31 West, Benton County, Minnesota being more particularly described as:

Commencing at the Southwest corner of said Section 12; thence North 89 degrees 10 minutes 18 seconds East on an assumed bearing, along the South line of said Section 12 a distance of 909.57 feet to the point of beginning of this description; thence North 00 degrees 48 minutes 10 seconds West parallel with the East line of the Southwest Quarter of the Southwest Quarter a distance of 436.00 feet; thence North 89 degrees 10 minutes 18 seconds East parallel with said South line a distance of 400.00 feet to a point on said East line; thence South 00 degrees 48 minutes 10 seconds East along said East line of Southwest Quarter of the Southwest Quarter a distance of 436.00 feet to a point on the said South line; thence South 89 degrees 10 minutes 18 seconds West along said South line a distance of 400.00 feet to the point of beginning. Containing 4.003 acres of land and being subject to that part now being used as 35th Street (also known as County Road 29). Also being subject to any easements, rights of way and restrictions of record.

2.                         The following described real property, situate, lying and being in the County  of Blue Earth, to wit:

South Bend Substation

The South 550 feet of the East Half of the Southwest Quarter of the Northwest Quarter AND the South 50 feet of the West Half of the  Southwest Quarter of the Northwest Quarter of Section 3, Township 107 North, Range 27 West of the Fifth Principal Meridian, Blue Earth County, Minnesota.

3.                         The following described real property, situate, lying and being in the County  of Hennepin, to wit:

Orono Substation

All that part of the Southwest Quarter of the Southwest Quarter of Section 29, Township

118, Range 23, lying south of the railroad right of way now operated and used by the Great Northern Railroad Company. Also that part of Section 32, Township 118, Range 23, bounded as follows: Beginning at the northwest corner of said Section 32; thence east 13.83 chains; thence south 3.70 chains to the center of the North Watertown Road; thence South 66 degrees West along said Watertown Road, 13.94 chains; thence north 5.04 chains more or less to the place of beginning, subject to easements for public roads and highways as now located over and across said premises.

Wilson Substation — Certificate of Title No. 1087295

Lot 2, Block 1, Wilson Substation in Bloomington, except that part of said Lot 2 which lies east of the east line of Tract A, Registered Land Survey No. 1287 and its southerly extension and northerly of a line drawn parallel with the north line of the Northeast Quarter of the Northwest Quarter of Section 3, Township 27, Range 24 from a point on the east line of said quarter-quarter section distant 701.25 feet south from the northeast corner thereof.

4.                         The following described real property, situate, lying and being in the  County of Chisago, to wit:

Lindstrom Substation (Addition)

Part of Lot 18 of NELSONS’S BEACH a recorded plat and part of Outlot A of La VONNA MEADOWS a recorded plat and part of Government Lot 2, Section 33, Township 34 North, Range 20 West, Chisago County, Minnesota being more particularly described as: Commencing at the southwest Corner of said Government Lot 2; thence North 01 degree 02 minutes 55 seconds West along the West line of said Government Lot 2 a distance of 55.81 feet; thence North 88 degrees 57 minutes 05 seconds East 66.00 feet to a point on the Easterly right of way line of C.S.A.H. No. 14 and the Northerly right of way line of Lake Lane (Old US Highway No. 8); thence South 81 degrees 14 minutes 55 seconds East along said Northerly right of way 81 feet to the POINT OF BEGINNING of this description; thence North 74 degrees 50 minutes 05 seconds East 159.56 feet; thence North 01 degree 02 minutes 55 seconds West parallel with said West line of Government Lot 2 a distance of 235.00 feet; thence North 88 degrees 57 minutes 05 seconds East 50.00 feet; thence South 01 degree 02 minutes 55 seconds East 309.28 feet to a point on said Northerly right of way of Lake Lane (Old US Highway No. 8); thence North 81 degrees 14 minutes 55 seconds West along said Northerly right of way line 207.77 feet to the point of beginning. Containing 0.4665 acres of land and being subject to any easements, rights of way and restrictions of record.

Lawrence Creek Substation

The Southeast Quarter of the Southwest Quarter of Section 26, Township 34, Range 19, Chisago County, Minnesota; Except the West one rod thereof; Except the South 410 feet of the East 477 feet thereof; and Except Parcel 104, Chisago County Highway Right of Way Plat No. 25.

4.                         The following described real property, situate, lying and being in the County of Goodhue, to wit:

Colvill Substation

Lot 3, Block 2, North Park Drive Addition.

5.                         The following described real property, situate, lying and being in the County of Lincoln, to wit:

Yankee Substation

The North One-half of all that part of the Northwest Quarter lying South of the centerline of the Township Road in the Northwest Quarter of Section 5, Township 109 North, Range 46 West of the Fifth Principal Meridian.

7.                         The following described real property, situate, lying and being in the County of Murray, to wit:

Fenton Substation

The North One-half of the Southwest Quarter of the Southwest Quarter, Section 20, Township 105 North, Range 42 West.

And,

The South One-half of the Northwest Quarter of the Southwest Quarter, Section 20, Township 105 North, Range 42 West.

Slayton Substation

That part of the Northeast Quarter of the Northeast Quarter, Section 21, Township 106, Range 41, Murray County, Minnesota, described as follows:

Commencing at the northeast corner of said Section 21; thence South 89 degrees 39 minutes 49 seconds West, assumed bearing, along the north line of said Northeast Quarter 335.00 feet to the point of beginning; thence South 0 degrees 20 minutes 11 seconds East 565.00 feet; thence South 89 degrees 39 minutes 49 seconds West, parallel to said north line, 350.00 feet; thence North 0 degrees 20 minutes 11 seconds West 565.00 feet to said north line; thence North 89 degrees 39 minutes 49 seconds East, along said north line, 350.00 feet to the point of beginning and there terminating. Subject to existing easements of record.

8.                         The following described real property, situate, lying and being in the County of Mower, to wit:

Grand Meadows O&M Building Site

The north 622.00 feet of the south 1,188.50 feet lying west of the east 601.00 feet of the Northeast Quarter of Section 24, Township 103 North, Range 16 West, Mower County, Minnesota, and also lying east of the east line of the following described tract of land: Commencing at the southeast corner of said Northeast Quarter of Section 24; thence North 89 degrees 58 minutes 40 seconds West (assumed bearing) 1035.00 feet along the south line of said Northeast Quarter; thence North 00 degrees 00 minutes 00 seconds East 516.42 feet to the point of beginning; thence continuing North 00 degrees 00 minutes 00 seconds East 149.93 feet; thence North 90 degrees 00 minutes 00 seconds West 270.00 feet; thence North 00 degrees 00 minutes 00 seconds East 586.09 feet; thence South 47 degrees 46 minutes 01 seconds West 484.79 feet; thence North 89 degrees 58 minutes 40 seconds West 81.79 feet to a point on a line parallel with and 70.00 feet Southeasterly perpendicular to the Easterly right-of-way line of Interstate Highway No. 90; thence North 47 degrees 46 minutes 01 seconds East 1067.96 feet on said line parallel with and 70.00 feet Southeasterly perpendicular to the Easterly right-of-way line of Interstate Highway No. 90; thence South 00 degrees 00 minutes 00 seconds West 1128.03 feet; thence North 90 degrees 00 minutes 00 seconds West 80.00 feet to the point of beginning.

Grand Meadows Substation

An undivided 1/2 interest to:

The Southwest Quarter of the Northwest Quarter lying west of Interstate Highway No. 90 in Section 8, Township 103 North, Range 15 West of the 5th P.M., Mower County, Minnesota.

9.                         The following described real property, situate, lying and being in the County of Nobles, to wit:

Nobles Substation

The Northeast Quarter of Section 23, Township 103 North, Range 41 West.

10.                   The following described real property, situate, lying and being in the County of Pope, to wit:

Grove Lake Substation

That part of the Southwest Quarter of Section 23, Township 124 North, Range 36 West, Pope County, Minnesota, described as follows: Commencing at the Northwest corner of said Southwest Quarter; thence South 00 degrees, 09 minutes 59 seconds East along the west line of said Southwest Quarter a distance of 125.19 feet to the Point of Beginning of the parcel of land to be described; thence continuing South 00 degrees 09 minutes 59 seconds East a distance of 1298.60 feet; thence North 54 degrees 55 minutes 03 seconds East a distance of 952.25 feet; thence North 46 degrees 11 minutes 07 seconds West a distance of 1085.15 feet to the Point of Beginning.

11.                   The following described real property, situate, lying and being in the County of Ramsey, to wit:

High Bridge Plant — Certificate of Title No. 539904

That part of Lot 1, Block 1, Hernandez Addition, lying South of the North half of underlying vacated Palace Avenue.

High Bridge Plant — Abstract

That part of Lot 1, Block 1, Hernandez Addition except that part lying South of the North half of underlying vacated Palace Avenue.

Rice Street Warehouse

That part of the Southeast Quarter of the Southeast Quarter of Section 25, Township 29, Range 23, County of Ramsey, State of Minnesota, described as follows:

Commencing on the West line of Rice Street and 147.6 feet North from the North line of Sycamore Street; thence West and parallel with the North line of said Sycamore Street to a point 160 feet East of the West line of said Southeast Quarter of the Southeast Quarter; thence Southwesterly 211.70 feet to a point 10 feet North from said North line and on the said West line of the Southeast Quarter of the Southeast Quarter; thence North 252.6 feet on said West line to the point of beginning of the parcel to be described; thence on an assumed bearing of North 89 degrees 27 minutes 27 seconds East along a line, which if extended, would pass through a point on the West line of Rice Street 115 feet North from the place of commencement a distance of 252 feet; thence South 00  degrees 32 minutes 33 seconds East a distance of 67.59 feet; thence South 88 degrees 49 minutes 02 seconds West a distance of 72.74 feet; thence Southwesterly along a tangential curve, concave to the South and having a radius of 225.02 feet and a central angle of 24 degrees 07 minutes 09 seconds for an arc distance of 94.72 feet; thence Southwesterly on a compound curve, concave to the South, tangent to the last curve, having a radius of 1094.99 feet and a central angle of 5 degrees 22 minutes 15 seconds for an arc distance of 102.64 feet to an intersection with the West line of said Southeast Quarter of the Southeast Quarter; thence Northerly to the point of beginning.

Together with an easement for private roadway and public utility purposes, over and upon the following described parcel:

Commencing at the Northeast corner of said Lot 1; thence South along the East line of Lot 1 for a distance of 15 feet; thence Southeasterly to a point 25 feet south along the East line of vacated Galtier Street measured from the intersection of the Easterly extension of the North line of said Lot 1 with the East line of vacated Galtier Street; thence northerly along said East line of vacated Galtier Street to an intersection with the Easterly extension of the North line of said Lot 1; thence westerly to the point of beginning.

12.                   The following described real property, situate, lying and being in the County  of Renville, to wit:

Beaver Creek Substation

The North 210 feet of the East 210 feet, of the Northwest Quarter, Section 12, Township 115 North, Range 35 West.

Renville Substation

That part of the Southeast Quarter of the Southeast Quarter of Section 6, Township 115 North, Range 36 West of the 5th Principal Meridian, Renville County, Minnesota, described as follows: Commencing at the southeast corner of the Southeast Quarter of said

Section 6; thence North 0 degrees 9 minutes 30 seconds West, assumed bearing, along the east line of said Southeast Quarter 1132.53 feet to the point of beginning of the parcel herein described; thence South 89 degrees 50 minutes 30 seconds West 260.00 feet; thence North 0 degrees 9 minutes 30 seconds West 188.67 feet to the north line of the Southeast Quarter of the Southeast Quarter; thence North 89 degrees 9 minutes 51 seconds East along said north line 260.02 feet to the east line of said Southeast Quarter of the Southeast quarter; thence South 0 degrees 9 minutes 30 seconds East along said east line 191.74 feet to the point of beginning and there terminating.

13.                   The following described real property, situate, lying and being in the County of Rock, to wit:

Rock County Substation

The East Three Hundred Fifty feet (E. 350’) of the West Seven Hundred Forty  feet (W. 740’) of the South Three Hundred Fifty feet (S. 350’) of the Northwest Quarter (NW 1/4) of Section Seventeen (17), in Township One Hundred Two (102) North, of Range forty-six (46) West of the 5th P.M., containing 2.81 acres more or less, together with an easement of ingress and egress over and across that part of the following described property: Beginning at the northeast corner of the West Three Hundred Ninety feet (W. 390’) of the South Three Hundred Fifty feet (S 350’) of said Northwest Quarter (NW 1/4); thence south 0 degrees 6 minutes 21 seconds West, assumed bearing, along the east line of said West Three Hundred Ninety feet (W. 390’) 285.00 feet; thence North 3 degrees 20 minutes 30 seconds West 214.40 feet;  thence North 84 degrees 40 minutes 21 seconds West 248.14 feet; thence South 0 degrees 6 minutes 21 seconds West 80.00 feet; thence North 89 degrees 32 minutes 33 seconds West 130.00 feet to the west line of said Northwest Quarter (NW 1/4); thence North 0 degrees 6 minutes 21 seconds East along said west line 130.00 feet to the north line of the South Three Hundred Fifty feet (S. 350’); thence south 89 degrees 32 minutes 33 seconds East along said north line 390.01 feet to the point of beginning and there terminating.

14.                   The following described real property, situate, lying and being in the County of Watonwan, to wit:

Fieldon Substation

That part of the Southwest Quarter of Section 14, Township 106, Range 30, Watonwan County, Minnesota, described as follows: Commencing at the West Quarter corner of said Section 14, thence South 0 degrees 30 minutes 48 seconds East, assumed bearing, along the West line of said Southwest Quarter 300.01 feet to the point of beginning; thence North 89 degrees 52 minutes 36 seconds East 650.02 feet; thence South 0 degrees 30 minutes 48 seconds East, parallel to said West line, 650.02 feet; thence South 89 degrees 52 minutes 36 seconds West 650.02 feet to the West line of said Southwest Quarter; thence North 0 degrees 30 minutes 48 seconds West, along said West line 650.02 feet to the point of beginning and there terminating. EXCEPT the West 33 feet thereof for roadway purposes.

15.                   The following described real property, situate, lying and being in the County  of Wright, to wit:

Delano Warehouse

Lot 3, Block 2, Riverside Addition No. 1 to Delano, according to the plat on file and of record in the office of the County Recorder in and for Wright County. Also the East One-half of the vacated alley West of said Lot 3 (being a strip of land about 12 and 1/2 feet in width adjacent and contiguous to the West line of said Lot 3).

II.                                     PROPERTIES IN THE STATE OF SOUTH DAKOTA

1.                         The following described real property, situate, lying and being in the County of Brookings, to wit:

Brookings Substation

A parcel of land situated in the Southeast Quarter of Section 25, Township 111 North, Range 48 West of the Fifth Principal Meridian, Brookings County, South Dakota more particularly described as follows:

The North Boundary of said parcel being 100.00 feet South of and parallel to the North line of said Southeast Quarter; the East Boundary being 200.00 West of and parallel to the East line of said Southeast Quarter; the South Boundary being 1420.00 feet South of and parallel to the North line of said Southeast Quarter; and the West Boundary being coincident with the East Boundary of that tract as described and recorded in Book 103 of Deeds on Pages 19 and 20 in the records of said Brookings County; thence continuing Northerly on same bearing a distance of 723.15 feet to a point lying 100.00 feet South of the North line of said Southeast Quarter, said parcel containing 39.82 acres of land, more or less.

Together with an Ingress/Egress Easement more particularly described as follows: The South 200.00 feet of the North 617.00 feet of the East 200.00 feet of said Southeast Quarter, said easement containing 0.92 acres of land, more or less.

2.                         The following described real property, situate, lying and being in the County of Lincoln, to wit:

Canton Substation (Addition)

Tract No. One A (1 A) of Northern States Power Co. Addition to the City of Canton (except that portion previously platted and known as Northern States Power Co. Tract No. 1 thereof) Lincoln County, South Dakota, according to the recorded plat thereof.

III.                                 TRANSMISSION LINES OF THE COMPANY

The electric transmission lines of the Company, including towers, poles, pole lines, wire switch racks, switchboards, insulators, and other appliances and equipment, and all other property forming a part thereof or appertaining thereto, and all service lines extending therefrom; together with all rights for or relating to the construction, maintenance of operation thereof, through, over, under, or upon any private property of public streets or highways within as well as without the corporate limits of any municipal corporation, and particularly the following described lines, to wit:

IN THE STATE OF MINNESOTA

1.	Line 5545 22.92 miles Nobles County Sub to Fenton Sub

	Nobles County	Sections 14, 15, 16, 17, 18, 21, 22 and 24, T 103, R 41
07, 11, 12, 13, 14, 15, 16 and 17, T 103, R 42
01 and 12, T 103, R 43
07, 13, 18, 24, 25 and 36, T 104, R 43
01, T 104, R 42

	Murray County	19, 20, 30 and 31, T 105, R 42

2.	Line 0953 40.54 miles Split Rock Sub to Nobles Sub to Lakefield

	Rock County	Sections 25 and 26, T 102, R 47
24, 25, 26, 27, 28, 29 and 30, T 102, R 46
13, 14, 15, 16, 19 and 20, T 102, R 45
13, 14, 15, 16, 17 and 18, T 102, R 44

	Nobles County	13, 14, 15, 16, 17 and 18, T 102, R 42
13, 14, 15, 16, 17 and 18, T 102, R 43
02, 11, 14, 15, 16, 17 and 18, T 102, R 41
23, 26 and 35 T 103, R 41

IN THE STATE OF SOUTH DAKOTA

1.	Line 0953 9.34 miles Split Rock Sub to Nobles Sub to Lakefield Sub

	Minnehaha County	25, 26, 27, 28, 29 and 32, T 102, R 48
27, 28, 29 and 30, T 102, R 47

IV.                                GAS LINES OF THE COMPANY IN THE STATE OF MINNESOTA

1.               Approximately 13,000 feet of twenty-inch diameter gas transmission line, constructed in 2006 and 2007 in Dakota and Ramsey Counties, known as the “20 inch High Bridge Line”, which serves only the Xcel Energy High Bridge Plant in St. Paul, Minnesota.

V.                                    GENERATING PLANTS OF THE OF THE COMPANY

1.               The Grand Meadows wind farm located in Mower County, Minnesota, consisting of 67 turbines with a total output of 100 MW.

SCHEDULE B

THE LEGAL DESCRIPTIONS CONTAINED IN THIS SCHEDULE B AMEND AND SUPERSEDE THOSE LEGAL DESCRIPTIONS FOR THE CORRESPONDING SITES CONTAINED IN THE SUPPLEMENTAL TRUST INDENTURES DESCRIBED FOR EACH COUNTY LISTED BELOW.  ANY SITES DESCRIBED IN SUCH SUPPLEMENTAL TRUST INDENTURES THAT ARE NOT CONTAINED IN THIS SCHEDULE B REMAIN UNCHANGED.

PROPERTIES IN THE STATE OF MINNESOTA

ABSTRACT PROPERTY

BENTON COUNTY

Supplemental Trust Indenture dated August 1, 2000, filed in the Office of the Benton County Recorder on August 23, 2000 as Doc. No. 268304

Granite City Generating Plant and Substation

1.               All that part of the West Half (W½) of the Southeast Quarter (SE ¼)  of Section Twenty-five (25), Township Thirty-six (36) North, Range Thirty-one (31)West, Benton County, Minnesota, described as follows: beginning at the Southwest corner of said SE 1/4; Thence North 0°0’43” West along West line of said SE 1/4; 1564.62 feet; Thence South 71°15’40” East along centerline of a County Ditch, 633.53 feet; Thence South 0°00’43” East, 1371.53 feet to the South line of said SE 1/4; Thence North 88°00’11” West, 600 feet to the point of beginning, subject to County Ditch.

2.               That part of the South 64 feet of the Southeast Quarter (SE ¼) of the Southwest Quarter (SW ¼) of Section Twenty-five (25), Township Thirty-six (36) North, Range Thirty-one (31) West, Benton County, Minnesota, lying Easterly of the Easterly Right of Way line of U.S. Highway No. 10.

3.               The North 36 feet of that part of Lot 1, of Auditors 1916 Subdivision of Section Thirty-six (36) North, Range Thirty-one (31) West, Benton County, Minnesota, lying Easterly of the Easterly Right of Way line of U.S. Highway No. 10, excepting the South 20 feet thereof.

CHISAGO COUNTY

Supplemental Trust Indenture dated August 1, 2000, filed in the Office of the Chisago County Recorder on August 29, 2000 as Doc. No. A-345374

Chisago County Substation

1.               The Northeast Quarter of the Northwest Quarter of Section 1, Township 34 North, Range 21 West, together with a non-exclusive road easement for ingress to and egress from the property described above over and across the North 33 feet of the Northwest Quarter of the Northwest Quarter, Section 1, Township 34 North, Range 21 West and over the South 33 feet of the Southwest Quarter of the Southwest Quarter, Section 36, Township 35 North, Range 21 West.

2.               The Southwest Quarter of the Northwest Quarter (SW ¼ of NW ¼) and the Southeast Quarter of Northwest Quarter (SE ¼ of NW ¼), both in Section One (1), Township Thirty-four (34) North, Range Twenty-one (21) West.

3.               The Southwest Quarter (SW ¼) of Section One (1), Township Thirty-four (34) North, Range Twenty-one (21) West, excepting therefrom approximately one-third (1/3) of an acre of property which is described as the parcel located southwest of the southwest boundary of that certain creek or stream running through the said land.

CHIPPEWA COUNTY

Supplemental Trust Indenture dated August 1, 2000, filed in the Office of the Chippewa County Recorder on August 28, 2000 as Doc. No. 245807

Minnesota Valley Plant

1.                         All that portion of the Southwest Quarter of Southwest Quarter (SW¼ of SW¼) of Section Thirty-five (35) in Township One Hundred Sixteen (116) of Range Thirty-nine (39) which lies south and west of the right-of-way of the Chicago, Milwaukee, St. Paul and Pacific Railway Company; also Government Lot Four (4), of Section Two (2) in Township One Hundred Fifteen (115) of Range Thirty-nine (39); also Government Lots One (1) and Two (2) of Section Three (3) in Township One Hundred Fifteen (115) of Range Thirty-nine (39). Also all that part of the Southeast Quarter (SE¼) of Section Thirty-four (34) in Township One Hundred Sixteen (116) of Range Thirty-nine (39) which lies south and west of the old main line right-of-way of the Chicago, Milwaukee, St. Paul and Pacific Railway Company.

Excepting from said portion of Southeast Quarter (SE¼) of Section Thirty-four (34) the following described tract: beginning at a point five hundred seventy one and seven tenths (571.7) feet due south of the southwest corner of Block Four (4) of Baldwin’s Addition to Granite Falls; running thence south two hundred (200) feet, thence east at right angles fifty (50) feet, thence north at right angles two hundred (200) feet, thence west at right angles fifty (50) feet to the place of beginning.

Also excepting from the above described tracts of land, those certain parcels conveyed to the State of Minnesota for highway purposes by deed dated February 3rd 1931, described as follows:

All those portions of:

1.        Southeast Quarter (SE¼) of Section 34, Township 116 North, Range 39 West;

2.        Southwest Quarter of Southwest Quarter (SW¼ SW¼) of Section 35, Township 116 North, Range 39 West;

3.        Government Lot 4 of Section 2, Township 115 North, Range 39 West;

which lie within a distance of 50 feet on each side of the following described center line:

Beginning at a point on the easterly boundary of Government Lot 3, said Section 2, distance 606.5 feet southerly of the northeast corner thereof; thence run northwesterly at an angle of 63° 02’ with said easterly boundary for a distance of 941.1 feet; thence deflect to the left on a 2° 00’ curve, delta angle 16° 42’, for distance of 835.0 feet; thence on tangent to said curve for a distance of 3775.0 feet and there terminating;

Together with a strip of land 5 feet in width lying immediately adjacent to and northeasterly of the above described strip, beginning at the westerly boundary of the Southeast Quarter of Southeast Quarter of said Section 34 and extending southeasterly for a distance of 1005 feet (when measured along the above described centerline) and there terminating;

Also together with a strip of land 5 feet in width lying immediately adjacent to and southwesterly of the first above described strip and directly opposite the last above described strip;

Also except the westerly one hundred fifty (150) feet of the Southeast Quarter (SE¼), Section Thirty Four (34), Township One Hundred Sixteen (116) North, Range Thirty Nine (39) West lying south of a line six (6) rods south and parallel to the south line of Block Four (4), Baldwin’s Addition to Granite Falls and north of State Trunk Highway 212, except as follows:

Beginning at a point four hundred seventy two and seven-tenths (472.7) feet due south of the northwest corner of the above described property, and running thence south two hundred (200) feet, thence east at right angles fifty (50) feet, thence north at right angles two hundred (200) feet, thence west at right angles fifty (50) feet to the place of beginning.

Also except that part of the South Half of the said Southeast Quarter of Section 34 and the Southwest Quarter of the Southwest Quarter of Section 35, both in Township 116 North, Range 39 West, and Government Lot 4 of Section 2, Township 115 North, Range 39 West, shown as Parcel 206 on Minnesota Department of Transportation Right of Way Plats Numbered 12-22 and 12-23 as the same are on file and of record in the Office of the County Recorder in and for Chippewa County, Minnesota;

2.                         All that part of the Southeast Quarter (SE¼) of Section Thirty-four (34) Township One Hundred Sixteen (116) Range Thirty-nine (39), lying north of the old main line right-of-way of the Chicago, Milwaukee, St. Paul and Pacific Railway Company, excepting therefrom all the land platted and known as Baldwin’s Addition and Baldwin’s Second Addition to the Townsite of the City of Granite Falls, according to the plat of said additions, and also excepting therefrom the strip of land now occupied by the Chicago, Milwaukee, St. Paul and Pacific Railway Company for a right-of-way as shown by their recorded deed thereof;

Also except the westerly one hundred fifty (150) feet of the Southeast Quarter (SE¼), Section Thirty Four (34), Township One Hundred Sixteen (116) North, Range Thirty Nine (39) west lying south of a line six (6) rods south and parallel to the south line of Block Four (4), Baldwin’s Addition to Granite Falls and north of State Trunk Highway 212, except as follows:

Beginning at a point four hundred seventy two and seven-tenths (472.7) feet due south of the northwest corner of the above described property, and running thence south two hundred (200) feet, thence east at right angles fifty (50) feet, thence north at right angles two hundred (200) feet, thence west at right angles fifty (50) feet to the place of beginning;

Also except County Road 38 and Highway 212 as described on Chippewa County Highway Department Right of Way Plat No. 38-1 recorded in Book “B” of Plats, page 213 and Minnesota Department of Transportation Right of Way Plat No. 12-22 recorded in Book “B” of Plats, page 207.

3.                         That part of Government Lot Five (5), Section One (1), Township One Hundred Fifteen (115) North, Range Thirty-nine (39) West, Fifth Meridian, Minnesota, described as follows, to-wit: Commencing at a point in the center of the public highway, eight hundred fifty (850’) feet north and twelve hundred (1200’) feet west of the south quarter post of Section One (1), Township One Hundred Fifteen (115) North, Range Thirty-nine (39) West; thence along the center line of said highway north 61° west three hundred (300’) feet; thence north 53° west two hundred forty (240’) feet; thence south 40° west seventy (70’) feet to the north bank of Minnesota River; thence down the bank of said Minnesota River to a point south 45° west of the place of beginning; thence north 45° east one hundred forty-two (142’) feet to the place of beginning, except a tract commencing at a point in the center of the public highway, eight hundred fifty (850’) feet north and twelve hundred (1200’) feet west of the south quarter post of Section One (1), Township One Hundred Fifteen (115) North, Range Thirty-nine (39) West; thence along the center line of said highway north 61° west one hundred ninety-two and six tenths (192.6’) feet; thence south 22°12’ west a distance of one hundred sixty-three and five tenths (163.5’) feet, more or less, to a concrete retaining wall on the north bank of the Minnesota River; thence down the said bank of the Minnesota River to a point south 45° west of the place of beginning; thence north 45° east one hundred forty-two (142’) feet to the place of beginning.

DAKOTA COUNTY

Supplemental Trust Indenture dated August 1, 2000, filed in the Office of the Dakota County Recorder on August 31, 2000 as Doc. No. 1715395

Inver Hills Generating Plant

The South 20 rods of the West 40 rods of the Northwest Quarter of the Southwest Quarter of Section 34, Township 27, Range 22, and all that part of the Southeast Quarter of the Northeast Quarter, Section 33, Township 27, Range 22 and the West 1600 feet of the South Half of the Northwest Quarter except the South 5 acres thereof, Section 34, Township 27, Range 22 lying Easterly and Southerly of the Chicago Great Western Railway Company (now Chicago and North Western Railway Company) right of way described in that Limited Warranty Deed dated October 1, 1964 and recorded in the office of the Register of Deeds in and for Dakota County on November 20, 1964 in Book 284 of Deeds at Page 414.

Except that part shown as Parcel 38 on Minnesota Department of Transportation Right of Way Plat Number 19-141 as the same is on file and of record in the office of the County Recorder in and for Dakota County, Minnesota.

AND

All that part of the Southeast Quarter of the Northeast Quarter, Section 33, Township 27, Range 22 and the West 1600 feet of the South Half of the Northwest Quarter, Section 34, Township 27, Range 22 described in that Limited Warranty Deed dated October 1, 1964 and recorded in the office of the Register of Deeds in and for Dakota County on November 20, 1964 in Book 284 of Deeds at Page 414 which lies Easterly and Southerly of the following described line:

Beginning at a point marked by an iron on the East-West Quarter line of said Section 33, a distance of 892.51 feet West of the East Quarter corner of said Section 33, said iron being 50 feet Easterly as measured at right angles from the centerline of the passing track of the Chicago Great Western Railway Company (now Chicago and Northwestern Railway Company); thence running Northerly parallel with and 50 feet Easterly from the centerline of said passing track to a point which is 50 feet distant and at right angles from the centerline of the commencement of said Company’s belt line track; thence running Northerly and Easterly parallel with and 50 feet Easterly and Southerly from said belt line track to a point marked by an iron on the East line of said Section 33 being 590.22 feet North of the East Quarter corner of said Section and 50 feet Southerly, at right angles, from said belt line truck; thence Easterly and Southerly parallel with and 50 feet Southerly of said belt line track to a point of intersection with the East line of the West 1600 feet of the South half of the Northwest Quarter of said Section 34, said point of intersection marked by an iron being 361.42 feet North of the East-West Quarter line of said Section 34.

GOODHUE COUNTY

Supplemental Trust Indenture dated August 1, 2000, filed in the Office of the Goodhue County Recorder on August 24, 2000 as Doc. No. 443777

Red Wing Steam Plant and Red Wing RDF Ash Landfill, which are now hereby collectively identified as Red Wing Generating Plant

1.                         All that part of Government Lots 2, 3 and 4, in Section 29 of Township 113 North, Range 14 West, Goodhue County, State of Minnesota, which lies North of the Chicago, Milwaukee, St. Paul and Pacific Railroad, known as the Izaak Walton League property and/or the Forest Products Company property, except that portion lying 5 feet Westerly of the Westerly wall of the brick storage building on the property and lying North of the East and West road which contains the Izaak Walton Clubhouse buildings and improvements, which shall be reserved to the Izaak Walton League, including ingress to this section on a strip of land two rods in width from underpass for cars and vehicles.  The property herein conveyed being more fully described as follows:

From the Northeast corner of said Government Lot 2 of said Section 29 on the Southerly line of the Southerly channel of the Mississippi River known as the “Little River” run North 74°15’ West along the bank of said Little River for a distance of

280 feet, thence North 73°05’ West 405 feet, thence North 64°40’ West 786 feet, to an iron monument on the bank of said river 5 feet Westerly and parallel with the Westerly line of said brick storage building extended Northerly to said river; run thence South 33°30’ West 257 feet to an iron monument on the Southerly side of a driveway leading to the Izaak Walton Clubhouse and other improvements; run thence North 62½° West for a distance of 1010 feet to an iron monument; thence North 68° West 191 feet to an iron monument, thence North 72°47’ West 79 feet to an iron monument on the West line of said Government Lot 4 of Section 29; run thence South on the West line of said Government Lot 4 a distance of 8 feet to an iron monument on the Northerly right-of-way line of said Chicago, Milwaukee, St. Paul and Pacific Railroad distant 70 feet from the center line of the East bound track; run thence Southeasterly along the Northerly right-of-way line of said Railroad to the East line of Section 29 to an iron monument; run thence North along said Section line for a distance of 846 feet more or less to an iron monument on the Northeast corner of said Government Lot 2 on the bank of said Little River to the point of beginning.

2.        Government Lot 2, Section 28 in Township 113 North, Range 14 West.

3.                         Part of Government Lots 2 and 3 of Section 29 in Township 113 North, Range 14 West, in the City of Red Wing, described as follows: Commencing at the Northeast corner of Lot 6 of Ladd’s Out Lots of Red Wing, for place of beginning, thence run North 34°20’ West 258 feet, more or less, to the Southerly line of East Fifth Street as now laid out and established, thence run Northeasterly along the Southerly line of said East Fifth Street 170 feet, more or less, to the present Southerly right-of-way line of the Chicago, Milwaukee, St. Paul and Pacific Railway Company, thence run Southeasterly along said present Southerly right-of-way line of said Railway Company 370 feet, more or less, to a point which is north eighty-one degrees east from the place of beginning, thence run South 81 degrees West 260 feet, more or less, to the place of beginning; excepting therefrom all of that part which lies Southwesterly of the following described line: Beginning at the most Westerly corner of said tract, thence run Southeasterly to a point on the Southerly line of said tract distant 150 feet Westerly of the most Easterly corner thereof and there terminating.

Except any portion of Parcels 1, 2 and 3 above which lies within the following legal description:

That part of Government Lot 2 of Section 29, Township 113 North, Range 14 West, Goodhue County, Minnesota, described as follows: Commencing at the east quarter corner of said Section 29; thence North 17 degrees 59 minutes 45 seconds West, on a bearing oriented with the Goodhue County Coordinate System NAD 83 Adjustment, a distance of 1759.28 feet to the point of beginning of the land to be described; thence North 67 degrees 21 minutes 03 seconds West, a distance of 101.18 feet; thence South 27 degrees 29 minutes 18 seconds West, a distance of 381.94 feet; thence North 63 degrees 14 minutes 37 seconds West, a distance of 26.38 feet; thence North 25 degrees 43 minutes 05 seconds East, a distance of 310.53 feet; thence North 63 degrees 04 minutes 05 seconds West, a distance of 160.02 feet; thence North 23 degrees 02 minutes 25 seconds East, a distance of 91 feet, more or less, to the shoreline of the Little River

Branch of the Mississippi River; thence southeasterly, along said shoreline, a distance of 302 feet, more or less, to the intersection with a line bearing North 21 degrees 58 minutes 16 seconds East from the point of beginning; thence South 21 degrees 58 minutes 16 seconds West, a distance of 33 feet, more or less, to the point of beginning.

4.                         That part of the S½ of the NE¼ and the E½ of the SE¼ of the NW¼ all in Section 35, Township 113 North, Range 15 West, lying north of the following described line, to wit:

Beginning at a point on the East line of said Section 35,160 feet (as measured along said East line) north of the East quarter corner thereof; thence North 86°02’50” West 1399.14 feet; thence West parallel with and 278.56 feet North of the East-West quarter line of said Section 35 to the intersection with the West line of the said E½ of the SE¼ of the NW¼ of said Section 35 and there terminate.

HENNEPIN COUNTY

Supplemental Trust Indenture dated August 1, 2000, filed in the Office of the Hennepin County Recorder as Doc. No. 7348600

Chestnut Parking Lot (Abstract portion only)

1.                         The North 53.5 feet of Lots 5 and 6, Block 21, Wilson, Bell and Wagner’s Addition to Minneapolis, according to the recorded plat thereof.

2.                         Lots 1, 2, 3 and 4, Block 21, Wilson, Bell and Wagner’s Addition to Minneapolis, according to the plat thereof on file and of record in the office of the Register of Deeds in and for Hennepin County; together with all rights accrued or that may accrue thereto in vacated or to be vacated streets or alleys adjacent to said lots;

Except that part which lies southerly of the following described line:

Beginning at the Southwest corner of said Lot 2; thence run Northeasterly to a point on the East line of said Lot 1, distant 130 feet South of the Northeast corner thereof and there terminating.

ALSO except:

that part of said Lots 1, 2, 3 and 4 which lies Southerly of a line run parallel with and distant 125 feet Southerly of the North line of said Block 21.

3.                         Lots 1-4 inclusive and Lots 7-12 inclusive, Block Twenty (20), Wilson, Bell, and Wagner’s Addition to the City of Minneapolis; together with all rights accrued or that may accrue thereto in vacated or to be vacated  streets or alleys adjacent to said lots.

4.                         That part of Lots 8 and 9, Block 27, Wilson, Bell & Wagner’s Addition to Minneapolis, according to the plat thereof on file and of record in the office of the County Recorder in and for Hennepin County, Minnesota, which lies northerly of the following described line: Beginning at a point on the east line of said Lot 9, distant 95 feet southerly of the northeast corner thereof; thence run northwesterly to a point on the east line of said Lot 8, distant 40 feet southerly of the northeast corner thereof; thence run northwesterly to a point on the north line of said Lot 8, distant 30 feet west of the northeast corner thereof and there terminating.

Chestnut Service Garage (Abstract portion only)

Lots One (1), Two (2), Three (3), Four (4), and Five (5) in Block Twenty-seven (27), Wilson, Bell & Wagner’s Addition to Minneapolis, according to the recorded plat thereof, Hennepin County, Minnesota, excepting therefrom that part of said Lot Five (5) which lies Westerly of the following described line:

Beginning at a point on the west line of the East 40 feet of said Lot 5, distant 110 feet South of the Northwest corner thereof; thence run Southeasterly to a point on the South line of said Lot 5, distant 30 feet West of the Southeast corner thereof and there terminating.

And that part of Lot Twelve (12) said Block Twenty-seven (27) except that part which lies Southwesterly of the following described line:

Beginning at a point on the south line of said Lot 12, distant 25 feet west of the southeast corner thereof; thence run northwesterly to a point on the west line of said Lot 12, distant 140 feet south of the northwest corner thereof and there terminating.

Together with all rights accrued or that may accrue to said Block 27 in vacated or to be vacated streets or alleys adjacent to said Block 27.

Parker’s Lake Substation (Abstract portion only)

1.               Lot 4 First Addition Greer’s Orchard Tracts, Hennepin County, Minnesota and that part of Lot 3, First Addition Greer’s Orchard Tracts, Hennepin County, Minnesota, lying Easterly of the Easterly right of way of Interstate Highway No. 494 as said right of way is described and set forth in the Final Certificate recorded August 15, 1968, as Hennepin County Recorder Document No. 3730193.

2.               That part of the South 350 feet of the East 5 chains of the West 15 chains of the Southwest Quarter of the Southwest Quarter (SW¼ of SW¼) of Section 27, Township 118 North, Range 22 West, Hennepin County, Minnesota, which lies Easterly of the right of way of Interstate Highway No. 494 as said right of way is described and set forth in the Final Certificate recorded August 15, 1968, as Hennepin County Recorder Document No. 3730193.

3.               That part of vacated South Street lying West of the Northerly extension of the East line of Lot 4, First Addition Greer’s Orchard Tracts, Hennepin County, Minnesota, as vacated by Resolution No. 63-68, recorded October 17, 1963, as Hennepin County Recorder Book 957 of Misc. Records, page 285, Document No. 3436712, and recorded October 23, 1963, as Hennepin County Registrar of Titles Document No. 745382.

4.               That part of the Northeast Quarter of the Northwest Quarter (NE¼ of NW ¼) of Section 34, Township 118 North, Range 22 West of the Fifth Principal Meridian, Hennepin County, Minnesota, lying West of the Southerly extension of the East line of Lot 21, Parker Lake Gardens, Hennepin County, Minnesota, and Northerly of the Northerly right of way line of the Electric Short Line Railroad.

St. Anthony Falls Hydro, now referred to as St. Anthony Falls Hydro Plant

1.               Those parts of Government Lots Three (3) and Four (4) of Section Twenty-three (23), Township Twenty-nine (29) North, Range Twenty-four (24) West of the fourth principal Meridian, described as follows:

Beginning at a point at low water-mark on the Easterly bank of the East Channel of the Mississippi River, and on the Southwesterly prolongation of the Northwesterly line of Second Avenue South East in said City of Minneapolis, and running thence Northeasterly along said line of said Second Avenue to a point distant twelve (12) feet Southwesterly from the Southwesterly line of Main Street in said City of Minneapolis, thence Southeasterly on a line parallel with, and twelve (12) feet distant from, said Southwesterly line of said Main Street to the Northwesterly line of Sixth Avenue South East in said city, thence Southwesterly and along said Northwesterly line of the said Sixth Avenue South East to the Northerly line of the right-of-way of the Great Northern Railway Company (formerly Minneapolis Union Railway Company), thence Westerly along said last-named line to the low water mark on the Easterly bank of the East Channel of the Mississippi River, thence upstream along said line of low water mark to the place of beginning, excepting that portion thereof described in a certain deed of conveyance under date of December 24th, 1923, between the St. Anthony Falls Water Power Company and the Pillsbury Flour Mills Company and filed for record in the office of the Register of Deeds in and for Hennepin County, State of Minnesota, on the 26th day of December, 1923, in Book 1034 of Deeds, on page 454, etc.; also excepting that portion thereof described in a certain deed of conveyance under date of June 1, 1939, between St. Anthony Falls Water Power Company and The Minneapolis General Electric Company and filed for record in the office of the Register of Deeds in and for Hennepin County, State of Minnesota, on the 6th day of September, 1939, in Book 1459 of Deeds, page 179; also excepting those tracts, together with all their rights and belongings, known as Saw Mill Sites Numbers one (1), Two (2), Three (3), Four (4) and Five (5), and a part of Saw Mill Site No. 6, which are described in the following instruments recorded in the Office of the Register of Deeds of the County of Hennepin and State of Minnesota, as follows:  in Book 3 of Miscellaneous Records, on page 328, in Book 7 of Miscellaneous Records on page 543, in Book 32 of Deeds, pages 464, 471 and 479, and in Book 73 of Deeds, pages 464 to 470.  Otherwise described and known as part of Lot Sixteen (16) and part of Lot Seventeen (17), Auditor’s Subdivision No. 44, Hennepin County, Minnesota.

EXCEPT,

That part of Government Lots 3 and 4 of Section 23, Township 29 North, Range 24 West of the Fourth Principal Meridian, described as follows:

Beginning at a point in the southeasterly line of Third Avenue SE distant 12 feet southwesterly from the southwesterly line of Main Street SE; thence southeasterly on a line parallel with and distant 12 feet from said southwesterly line of Main Street SE to the northwesterly line of Sixth Avenue; thence southwesterly and along said northwesterly line of the said Sixth Avenue to the northerly line of the right-of-way of the Great Northern Railway Company (formerly Minneapolis Union Railway Company) thence westerly along said last-named line to the low water mark on the easterly bank of the East Channel of the Mississippi River, thence upstream along said line of low water mark to the said southeasterly line of Third Avenue SE, thence northeasterly along said southeasterly line to the point of beginning.

AND EXCEPT,

All that part of Government Lot 4, Section 23, Township 29 North, Range 24 West of the Fourth Principal Meridian bounded and described as follows:

Beginning at the intersection of the southwesterly line of Main Street SE with the northwesterly line of Sixth Avenue SE; thence northwesterly along said southwesterly line of Main Street SE to the center line of Fifth Avenue SE if said centerline were extended southwesterly toward the Mississippi River; thence southwesterly along said extended centerline of Fifth Avenue SE 12 feet; thence southeasterly on a line parallel with and distant 12 feet southwesterly of the southwesterly line of Main Street SE to the northwesterly line of Sixth Avenue SE; thence northeasterly along said northwesterly line of Sixth Avenue SE to the point of beginning;

AND EXCEPT,

That part of Government Lot 4 in Section 23, Township 29 North, Range 24 West of the Fourth Principal Meridian bounded and described as follows:

Lot 15, Auditor’s Subdivision Number 44, City of Minneapolis, County of Hennepin, except that part thereof described as follows:  Commencing at a point on the southerly right-of-way line of the Great Northern Railway Company (formerly Minneapolis Union Railway Company) which is 10 feet, more or less, west of the west line of Sixth Avenue SE; thence in a southeasterly direction along the chain link fence a distance of 36 feet, more or less, to a point of intersection with the west line of Sixth Avenue SE; thence in a westerly direction a distance of 122 feet, more or less, to a point of intersection with the southerly right-of-way line of the Great Northern Railway Company (formerly Minneapolis Union Railway Company); thence easterly along said southerly right-of-way line a distance of 133.71 feet, to the point of beginning.

2.                           Those certain Saw Mill Sites situated in Section Twenty-three (23), Township Twenty-nine (29) North, Range Twenty-four (24) West of the fourth principal Meridian, designated as Saw Mill Sites Numbers Six (6), Seven (7) and Eight (8), as described in a certain deed of conveyance by W.W. Eastman and Susan R. Eastman, husband and wife, to the St. Anthony

Falls Water Power Company dated the 15th day of May 1880, and filed in the office of the Register of Deeds in and for Hennepin County, State of Minnesota, in Book 85 of Deeds, on page 566.  Excepting therefrom  that certain piece or parcel of land, with appurtenances, being a part of Saw Mill Site no. 6 as specified and described in a deed dated November 23, 1878, by and between Frederick Butterfield and wife to W. W. Eastman, et al., and recorded in the office of the Register of Deeds in and for Hennepin County, State of Minnesota, in Book 73 of Deeds, on pages 464 to 470, inclusive.

3.                           Government Lot Five (5) in Section Twenty-three (23), Township Twenty-nine (29) North, Range Twenty-four (24) West of the fourth principal Meridian, otherwise known as Hennepin Island, lying in the Mississippi River, excepting therefrom a tract of land situated near the center of said Lot Five (5), and near the Westerly side thereof, and being the site of the stone building known as the East Side Pumping Station of the City of Minneapolis, said tract being the same deeded by Averill, Russell and Carpenter, by deed dated July 9th, 1883, and recorded in the Office of the Register of Deeds for the County of Hennepin and State of Minnesota, in Book 132 of Deeds on page 18.  Also excepting therefrom the right of way of the Great Northern Railway Company (formerly Minneapolis Union Railway Company), heretofore granted by the St. Anthony Falls Water Power Company to the said Minneapolis Union Railway Company, by deed dated September 18th, 1882, and filed for record in the office of the Register of Deeds in and for Hennepin County, State of Minnesota, in Book 390 of Deeds on page 170.  Also excepting therefrom a tract of land described in a certain deed of conveyance under date of December 29, 1954, between St. Anthony Falls Water Power Company and the Regents of the University of Minnesota and filed for record in the office of the Register of Deeds in and for Hennepin County, State of Minnesota, on the 29th day of December, 1954, in Book 2029 of Deeds, page 244.  Otherwise described as a part of Lot Twenty-three (23), Auditor’s Subdivision Number 44, Hennepin County, Minnesota.

EXCEPT,

All that part of Government Lot 5, Section 23, Township 29 North, Range 24 West of the Fourth Principal Meridian; otherwise known as Lot 23, Auditor’s Subdivision Number 44 also otherwise known as Hennepin Island in the Mississippi River; which lies easterly of Third Avenue SE and southerly of the southwesterly bank of the East Channel of the Mississippi River and northerly of the following described line:

Beginning at a point on the southeasterly right-of-way line of Third Avenue SE, distant 310.60 feet southwesterly of the southwesterly right-of-way line of Main Street SE; thence south 41°38’30” East (assuming that the southeasterly line of Third Avenue SE is bearing south 29°52’20” west) a distance of 41.94 feet; thence north 43°13’59” east a distance of 18.28 feet; thence south 48°13’38” east a distance of 78.59 feet; thence south 26°45’35” west a distance of 22.04 feet; thence south 11°28’36” east a distance of 28.36 feet to the northerly edge of the ice sluice as presently constructed; thence north 71°55’38” east along the northerly edge of the ice sluice a distance of 49.87 feet; thence north 58°06’53” east along the northerly edge of the ice sluice a distance of 64.87 feet; thence south 55°14’24” east along the northerly edge of the ice sluice channel a distance of 74.78 feet; thence south 85°09’07” east along the northerly edge of the ice sluice channel a distance of 40.70 feet; thence south 58°26’31” east along the northerly edge of the ice sluice channel a distance of 32.33 feet; thence south 87°42’01” east along the northerly edge of the ice sluice channel a distance of 47 feet, more or less, to the southwesterly line of the East Channel of the Mississippi River and there terminating.

AND EXCEPT,

All that part of Government Lots 3 and 5 of Section 23, Township 29 North, Range 24 West, together with all accretions and relictions thereto described as follows, to-wit:

Beginning at a point in the southeasterly line of Third Avenue SE distant 248.50 feet southwesterly from the southwesterly line of Main Street SE; thence south 60°10’37” east a distance of 30.06 feet; thence south 77°30’36” east a distance of 170.61 feet; thence south 50°38’27” east a distance of 75.34 feet;  thence south 42°02’26” east a distance of 72.64 feet; thence north 50°04’21” east a distance of 16.51 feet; thence south 58°56’02” east a distance of 33 feet; thence northerly to a point said point being 367.05 feet southeasterly of the southeasterly line of Third Avenue SE and 179.0 feet southwesterly of the southwesterly line of Main Street SE; thence northwesterly on a line parallel with and 179 feet southwesterly of the southeasterly line of Main Street SE a distance of 367.05 feet to the southeasterly line of Third Avenue SE; thence southwesterly to the southeasterly line of Third Avenue SE to the point of beginning and there terminating.

4.                           That part of Government Lot Three (3) in Section Twenty-three (23), Township Twenty-nine (29) North, Range Twenty-four (24) West of the fourth principal Meridian bounded and described as follows:

Beginning at the intersection of the Southwesterly line of Main Street South East in the City of Minneapolis, Minnesota, by the center line of Third Avenue South East in said City; thence Northwesterly along said Southwesterly line of Main Street South East to the Northwesterly line, extended Southwesterly, of Second Avenue South East in said City; thence Southwesterly along said Northwesterly line of Second Avenue South East extended, twelve (12) feet; thence at right angles Southeasterly on a line parallel with and twelve (12) feet distant Southwesterly measured at right angles from said Southwesterly line of Main Street South East to said center line of Third Avenue South East; thence Northeasterly along said center line of Third Avenue South East to the point of beginning, subject to the public easement in that part of the above described land lying in Third Avenue South East; excepting that portion thereof described in a certain deed of conveyance under date of June 1, 1939, between St. Anthony Falls Water Power Company and The Minneapolis General Electric Company and filed for record in the office of the Register of Deeds in and for Hennepin County, State of Minnesota, on the 6th day of September, 1939, in Book 1459 of Deeds, page 179.

5.                           All that certain Island known as “Cataract Island” in the Mississippi River, within the City of Minneapolis, Hennepin County, and State of Minnesota, otherwise described as

Government Lot Seven (7) in Section Twenty-three (23) in Township Twenty-nine (29) North, Range Twenty-four (24) West of the fourth principal Meridian, together with the natural and artificial accretions to said Island. Otherwise described as Lots Nineteen (19) and Twenty (20), Auditor’s Subdivision Number 44, Hennepin County, Minnesota.

SHERBURNE COUNTY

Supplemental Trust Indenture dated August 1, 2000, filed in the Office of the Sherburne County Recorder on August 22, 2000 as Doc. No. 419187

Sherco Plant Site, now referred to as Sherco Generating Plant (Abstract portion only)

1.                         The West Half of the Northwest Quarter (W½ of NW¼) of Section Seven (7), Township Thirty-three (33), Range Twenty-eight (28).

2.                         The SW¼ of Section 6, Township 33 North, Range 28 West.

3.                         The Northeast Quarter of the Northwest Quarter, Section 7, Township 33, Range 28.

4.                         The SE¼ of the NW¼, Section 7, Township 33 North, Range 28 West.

5.                         The SW¼ of the SE¼ of Section 31, Township 34 North, Range 28 West, lying Southwesterly of the Railroad.

6.                         The East Half of the NE¼ lying Southwesterly of the centerline of the Railroad, subject to the Railroad, and the East Half of the SE¼, all in Section 36, Township 34 North, Range 29 West.

7.                         The W½ of the SE¼; and the NE¼ of the SE¼ of Section 35, Township 34 North, Range 29 West.

8.                         Lot 3, Section 2, Township 33 North, Range 29 West, except that part of said Government Lot 3, which lies southerly of the centerline of the Town Road (formerly Military Road) which said centerline is described as follows: Beginning at a point on the west line of said Lot 3, 697.5 feet south of the quarter-section corner on the north side of said Section, said point being at the intersection of the center line of the highway, known as the Military Road, with the west line of said Lot 3; thence along the center line of said highway South 67 degrees 3 minutes East 443 feet; thence South 59 degrees 17 minutes East 477.6 feet; thence South 63 degrees East 137 feet to a point on the south line of said Lot 3, a distance of 400 feet west of the southeast corner of said Lot 3, and said line there terminating.

9.                         Government Lot 1, Section 2, Township 33 North, Range 29 West.

10.                   Government Lot 2, Section 2, Township 33, Range 29 and all of the SW¼ of Section 35, Township 34, Range 29 consisting of Government Lot 1, the SE¼ of the SW¼ and the N½ of the SW¼.

11.                   The N½ of Section 35, Township 34, Range 29, except the north 440 feet of the W½ of the NE¼ of said Section 35.

12.                   That part of the NW¼, Section 31, Township 34 North, Range 28 West lying Southwesterly of the Railroad.

13.                   Beginning at the Northwest corner of the NE¼ of Section 35, Township 34 North, Range 29 West; thence North 89 degrees 07 minutes 33 seconds East along the North line of said NE¼ of Section 35 (assumed bearing) a distance of 495.01 feet; thence South 00 degrees 10 minutes 53 seconds West a distance of 440.07 feet to the South line of the North 440 feet of the NW¼ of the NE¼; thence South 89 degrees 07 minutes 33 seconds West a distance of 495.02 feet to the West line of the NE¼ of Section 35; thence North 00 degrees 10 minutes 53 seconds East along said West line to the point of beginning, and there terminating.  Subject to easements of record.  Said land contains 5.00 acres; and

Commencing at the Northwest corner of the NE¼ of Section 35, Township 34 North, Range 29 West; thence North 89 degrees 07 minutes 33 seconds East along the North line of said NE¼ of Section 35 (assumed bearing) a distance of 819.97 feet to the point of beginning of the land to be described; thence continuing North 89 degrees 07 minutes 33 seconds East a distance of 497.96 feet to the East line of the NW¼ of the NE¼ of said Section 35; thence South 00 degrees 11 minutes 30 seconds West along the East line of said NW¼ of the NE¼ a distance of 440.07 feet to the South line of the North 440 feet thereof; thence South 89 degrees 07 minutes 33 seconds West a distance of 495.00 feet; thence North 00 degrees 11 minutes 31 seconds East a distance of 440.07 feet to the point of beginning and there terminating.  Subject to easements of record.  Said land contains 5.00 acres.

14.                   The NW¼ of Section 6, Township 33, Range 28 and that part of the SW¼ of Section 31, Township 34, Range 28 lying Southwesterly of the BN Railroad, except:

Those parts thereof contained within the plats of Energy Park and Becker Truss;

And, also except the South 850 feet of the East 2575 feet of the Northwest Quarter of Section 6, Township 33 North, Range 28 West;

And, also except that part thereof contained within the following described parcel: All that part of the North Half of the Northwest Quarter of Section 6, Township 33 North, Range 28 West, and of the Southwest Quarter of Section 31, Township 34 North, Range 28 West, which lies within 50 feet on each side of the following described centerline: Commencing at the southeast corner of said Southwest Quarter of Section 31; thence North 00 degrees 24 minutes 43 seconds East along the east line of said Southwest Quarter for 579.44 feet to intersect the southwesterly line of the right-of-way of the Burlington Northern, Inc., railway; thence North 48 degrees 14 minutes 39 seconds West along said railroad right-of-way for 214.41 feet to intersect the centerline of the road known as the NSP Plant Access Road, which is the centerline to be hereby described; thence South 41 degrees 47 minutes 27 seconds West along said centerline for 837.92 feet; thence continue Southwesterly along said centerline being a tangential curve concave to the northwest, radius 572.96 feet, for a central angle of 46 degrees 32 minutes 52 seconds and length 465.48 feet; thence South 88 degrees 20 minutes 14 seconds West along said centerline and tangent to said curve for 834.09 feet to intersect with, and terminate said centerline, at the southerly extension of the west line of the east 640.00 feet, as measured at right angles, of the Southwest Quarter of said Southwest Quarter of said Section 31.

15.                   All that part of the vacated road with the dimensions of 50 feet in width and 330 feet in length described as follows: Commencing at the southeast corner of the Southwest Quarter, Section 31, Township 34, Range 28; thence North 00 degrees 24 minutes 43 seconds East along the east line of said Southwest Quarter for 579.44 feet to intersect the southwesterly line of the right of way of the Burlington Northern, Inc., Railway; thence North 48 degrees 14 minutes 39 seconds West along said railroad right of way 214.41 feet to intersect with the former centerline of the vacated road known as Industrial Boulevard a/k/a Sherburne Avenue a/k/a NSP Plant Access Road, which is the point of beginning of the tract to be described; thence South 41 degrees 47 minutes 27 seconds West a distance of 330 feet to a point; thence South 48 degrees 14 minutes 39 seconds East 50 feet to a point; thence North 41 degrees 47 minutes 27 seconds East for a distance of 330 feet to a point; thence North 48 degrees 14 minutes 39 Seconds West 50 feet to the point of beginning.

WASHINGTON COUNTY

Supplemental Trust Indenture dated August 1, 2000, filed in the Office of the Washington County Recorder on August 28, 2000 as Doc. No. 3118519

Alan S. King Generating Plant (Abstract portion)

1.                         All that part of the Northwest Quarter of the Northwest Quarter (NW ¼ of the NW ¼) of Section Three (3), in Township Twenty-nine (29) North, of Range Twenty (20) West of the Fourth Meridian, described as follows, to-wit:

Beginning at an iron monument set at the intersection of the Southerly right-of-way line of Minnesota State Highway 212 with a line drawn parallel to and Three Hundred Seventy-nine and Two-tenths (379.2) feet East of the West line of said tract, and running thence South along said parallel line One Hundred (100) feet to an iron monument; thence Easterly on a straight line to an iron monument; said monument being set on a line drawn parallel to and Five Hundred Ninety-seven (597) feet East of said West line of said tract, at a point One Hundred (100) feet South of the intersection of said parallel line with said Southerly right-of-way line of said highway; thence North along said parallel line just described One Hundred (100) feet to an iron monument set on said Southerly right-of-way line of said highway; thence Westerly along said right of way line to the point of beginning, containing Five-tenths (0.5) acres, more or less, according to the United States Government Survey thereof.

2.                         Lots One (1) and Two (2) in Block Nine (9) of Oak Park Addition, together with that portion of vacated Third Street pursuant to Document No. 272275.

3.                         That part of the Northwest Quarter of the Northwest Quarter (NW ¼ of NW ¼) of Section Three (3), Township Twenty-nine (29) North, Range Twenty (20) West, described as follows:

Beginning at the Southeast corner of said tract and running thence North along the East line thereof Ten (10) chains and Fifty (50) links, more or less, to the limits of the right of way of the St. Paul, Stillwater and Taylors Falls Railroad; thence Southerly along the Southeast line of said Railroad limits to the South line of said tract; thence Easterly along the South line of said tract Eleven (11) chains and Nineteen (19) links to the place of beginning; containing seven and two-thirds (7 2/3) acres, more or less.

Red Rock Service Center (Abstract portion only)

1.                         All that part of the Northeast quarter of the Northeast quarter (NE ¼ of NE ¼) of Section Twenty-six (26), Township Twenty-eight (28), Range Twenty-two (22), lying Westerly of the right of way of the Chicago, Milwaukee, St. Paul & Pacific Railway Company.

EXCEPTING:

All that part of the NE ¼ of the NE ¼ of Section 26, Township 28, Range 22, lying Westerly of the right of way of the Chicago, Milwaukee, St. Paul and Pacific Railway Company, described as follows:

Beginning at the Northwest corner of said NE ¼ of the NE ¼; thence running South on the West line of said NE ¼ of the NE ¼ a distance of 620 feet; thence running north 83° 34’ East a distance of 54.13 feet; thence running North 76° 44’ East to the Westerly right of way line of the Chicago, Milwaukee, St. Paul and Pacific Railway Company; thence Northwesterly on said Westerly right of way line to the North line of said NE ¼ of the NE ¼; thence Westerly on the North line of said NE ¼ of the NE ¼ to the point of beginning.

PROPERTIES IN THE STATE OF MINNESOTA

TORRENS PROPERTY

WASHINGTON COUNTY

Supplemental Trust Indenture dated August 1, 2000, filed in the Office of the Registrar of Titles for Washington County on August 28, 2000 as Doc. No. 1093313

Alan S. King Generating Plant (Torrens portion)

1.                                       Certificate No. 49917

Lots Five (5), Six (6), Seven (7), Eight (8), Nine (9), Ten (10), Eleven (11) and Twelve (12), Block Eleven (11), of OAK PARK, as surveyed and platted and now on file and of record in the office of the Registrar of Titles of Washington County, Minnesota.

2.             Certificate No. 49912

Lots One (1), Two (2), Three (3), Four (4), Thirteen (13), Fourteen (14), Fifteen (15), and Sixteen (16), Block Eleven (11), OAK PARK, as surveyed and platted and now on file and of record.

3.             Certificate No. 49732

Lots Nine (9) and Ten (10), Block Eight (8) of OAK PARK, as surveyed and platted and now on file and of record, and all that part of Fourth Street (now vacated) lying West of Lots Nine (9) and Ten (10).

4.             Certificate No. 49729

Lots Five (5), Six (6), Seven (7), and Eight (8), Block Twelve (12), OAK PARK as surveyed and platted and now on file and of record.

5.             Certificate No. 49652

All that part NW¼  of NW¼  of Sec. 3, Tp. 29, Rge. 20, Elfelt’s Addition, and Oak Park Addition, as now on file and of record in the office of the Register of Deeds, in and for the County of Washington, State of Minnesota, described as follows:

Commence at the NW corner of Sec. 3, Tp. 29, Rge. 20, Washington County, Minnesota; thence South along the West line of said Sec. 3 for 45.25 feet to its intersection with the S’ly line right of way of Minnesota Highway No. 212 as now located and traveled, said point of intersection being the point of beginning of this description; thence continuing South along said West line of Sec. 3 for 1137.0 feet to the SW corner of NW¼ of NW¼  of said Sec. 3; thence E. along the South line of said NW¼  of NW¼ for 603.0 feet to its intersection with E’ly right of way line of abandoned Chicago, St. Paul, Minneapolis and Omaha Railway Co.; thence NE’ly along said E’ly right of way line for 1030 feet more or less to its intersection with the E. line of said NW¼ of NW¼; thence South  along said E. line of NW¼ of NW¼ for 13.2 feet to its intersection with the South line of Block No. 10 of Oak Park Addition extended W’ly; thence E. along said extended South line, and South line of Block No. 10, and across now vacated 4th Street and South line of Lot 16 of Block No. 9 of said Oak Park Addition for 490.0 feet to the SE corner of said Lot No. 16 of Block No. 9; thence North along the E. line of Lots No. 16 and 15 of said Block No. 9 for 75.0’ to the NE corner of said Lot No. 15 of Block No. 9; thence East across now vacated alley and South line of Lot No. 3 of said Block No. 9 for 96.3’ to its intersection with the W’ly line of South Avenue also known as County Highway No. 23 as now located and traveled; thence NW’ly along said W’ly line of South Avenue also known as County Highway No. 23 for 689 feet to its intersection with North line of Block No. 15 of Elfelt’s Addition; thence West along said North line of Block No. 15 and across now vacated 5th Street and North line of Block No. 16 of said Elfelt’s Addition for 505.6’ to the NW corner of said Block No. 16; thence South along the W’ly line of said Block No 16 for 37.5 feet to its intersection with the S’ly right of way line of Minnesota Highway No 212; thence W’ly along said S’ly right of way line of Minnesota Highway No. 212 to its intersection with the center line of now vacated 6th Street; thence South along said center line of now vacated 6th Street to its intersection with the North line of said NW¼  of NW¼  of Sec. 3; thence West along said North line of NW¼  of

NW¼  of Sec. 3 for 165 feet to its intersection with the S’ly line of said Minnesota Highway No. 212; thence continuing West along said North line of NW¼ of NW¼ and the S’ly right of way line of Minnesota Highway No. 212 for 135’ +/- to a point where said right of way deviates from said section line to the Southwest; thence SW’ly along said right of way of Minnesota Highway No. 212 for 105 feet more or less to its intersection with a line drawn parallel with and 597 feet E. of the west line of NW¼ of NW¼ of Sec. 3; thence South along said parallel line and 597 feet E. of the West line of NW¼ of NW¼ for 100 feet; thence W’ly on a straight line to an iron pipe, said iron pipe being set on a line drawn parallel to and 379.2’ E. of said West line of NW¼ of NW¼  of Sec. 3; and 100 feet South of the S’ly right of way line of said Minnesota Highway No. 212; thence North and parallel with and 379.2’ E. of said West line of NW¼ of NW¼ for 100’ to its intersection with said S’ly line of Minnesota Highway No. 212; thence W’ly along said S’ly right of way line of Minnesota Highway No. 212 for 149.2 feet more or less to a point which is 230 feet East of said West line of NW¼ of NW¼; thence North at right angles for 17 feet along said right of way line of Minnesota Highway No. 212; thence W’ly along said S’ly right of way line of Minnesota Highway No. 212 for 30 feet; thence South at right angles for 100 feet; thence West and parallel with said S’ly right of way line of Minnesota Highway No. 212 for 100 feet; thence North at right angles for 100’ to its intersection with said S’ly right of way line of Minnesota Highway No. 212; thence W’ly along said S’ly right of way line of Minnesota Highway No. 212 for 100 feet to its point of beginning.

EXCEPTING therefrom the tract described as follows, to-wit:

All that part of the Northwest Quarter of the Northwest Quarter (NW¼ of NW¼) of Section Three (3), Township Twenty-nine (29) North, Range Twenty (20) West, as follows:

Commencing at a point on the Southerly right-of-way line of Minn. T.H. #212, 75 feet East of the West line of said Section 3, Township 29 North, Range 20 West; thence South and perpendicular to said right-of-way line 115 feet; thence East and parallel to said right-of-way line 140 feet; thence North at right angles to the last described line 115 feet to a point on the Southerly right-of-way line of said T.H. #212; thence West along said Southerly right-of-way line 15 feet; thence South at right angles to said right-of-way line 100 feet; thence West and parallel to said right-of-way line 100 feet; thence North at right angles to said last described line 100 feet to a point on the Southerly right-of-way line of said T.H. #212; thence West along said right-of-way line 25 feet to the point of beginning of this description

ALSO EXCEPT

All that part of NW¼ of NW¼ of Section 3, Township 29, Range 20, as follows:

Commencing at a point on the Southerly right-of-way line of Minnesota T.H. #212, 75 feet East of the West line of Section 3, Township 29, Range 20; thence South and perpendicular to said right-of-way line (115 feet; thence West and parallel to said right-of-way line) 75 feet to the West line of said Section 3 ; thence North 115 feet along the West line of said Section 3 to a point on the Southerly right-of-way line of said T.H. #212; thence East along said Southerly right-of-way line 75 feet to the point of beginning of this description.

ALSO EXCEPT

That part of the Northwest Quarter of the Northwest Quarter of Section 3, Township 29, North, Range 20 West, Lots 1 through 8, Block 16, Lots 1 through 7, Block 15, and all in Elfelt’s Addition to Oak Park, Lots 1 through 8, Block 13, Lots 6 through 8, Block 14, Lots 4 through 12, Block 10, Lots 3 through 6 and Lots 9 through 14, Block 9, all in Oak Park, including all streets accruing thereto, shown as Parcel 63A on Minnesota Department of Transportation Right of Way Plat Numbered 82-77 as the same is on file and of record in the office of the Registrar of Titles in and for Washington County, Minnesota.  Subject to an exception and reservation of all minerals and mineral rights by the State of Minnesota, in trust for itself and the taxing districts concerned interested in said land as provided by law for the following parcels:  Lot 9, Block 9, of Oak Park, Lots 10, 11, and 12 and that part of Lot 5 lying N. of RR, Block 10 of Oak Park and Lot 1, Block 15 of Elfelt’s Addition.

6.             Certificate No. 49650

TRACT “A”,

That part of  the SW¼ of the NE¼ of Section 3, and that part of the SE¼  of the NE¼  of said Section 3, Township 29 North, Range 20 West, Washington County, Minnesota, lying northeasterly of the northeasterly right-of-way line of Minnesota Highway No. 95 and lying southwesterly of the southwesterly right-of-way line of the Chicago, St. Paul, Minneapolis and Omaha Railroad.  The boundaries of the above described parcel have been judicially determined.

AND

TRACT “B”,

That part of Government Lots 2 and 3 in Section 2, Township 29 North, Range 20 West; and also, that part of the NE¼  of Section 3, Township 29 North, Range 20 West, and also, that part of Government Lot 5 in Section 34, Township 30 North, Range 20 West, Washington County, Minnesota.  All to be described as follows:  (NOTE: BASIS OF BEARINGS for this description is the South line of Government Lot 2, Section 2, Township 29 North, Range 20 West being North 88 degrees 48 minutes, 16 seconds East)

Beginning at an iron monument (found 4 inch well casing) at the Southeast corner of the SE¼  of the NE¼  of Section 3, Township 29 North, Range 20 West; thence West along the South line of said SE¼  of the NE¼ of Section 3 on a bearing of South 88 degrees 47 minutes, 45 seconds West a distance of 333.03 feet to the Northeasterly right-of-way line of the Chicago, St. Paul, and Minneapolis and Omaha Railroad; thence North 38 degrees 03 minutes 13 seconds West along the Northeasterly right-of-way line of said railroad a distance of 3523.33 feet (to an aluminum cap monument stamped JLM RLS #15835); thence continuing along said railroad right-of-way on a tangential curve, concave to the Northeast having a central angle of 6 degrees 51 minutes 52 seconds, a radius of 3057.16 feet, a chord bearing of North 34 degrees 37 minutes 17 seconds, West with a chord distance of 366.05 feet to the South line of the North 700.00 feet of Government Lot 5 in Section 34, Township 30 North, Range 20 West (set an aluminum cap stamped JLM RLS #15835); thence North 88 degrees 47 minutes 54 seconds East along said South line of the North 700.00 feet of said Government Lot 5 for a distance of 440.23 feet to its intersection with the southwesterly right-of-way of the former Chicago, Milwaukee St. Paul and

Pacific Railway Company, thence along said Railway right-of-way southeasterly on a concave curve to the Northeast, having a central angle of 01 degrees 28 minutes 21 seconds, a radius of 5779.65 feet, a chord bearing of South 30 degrees 27 minutes 20 seconds East with a chord  distance of 148.53 feet to an aluminum cap stamped JLM RLS #15835, thence North 58 degrees 48 minutes 30 seconds East radial to said curve a distance of 105.60 feet to the southeast corner of the property described in Book 303 of Deeds, page 772 in the Washington County Recorders office (found brass cap in concrete); thence North 01 degrees 12 minutes 06 seconds West along the east line of said last described deed a distance of 0.50  feet to an aluminum cap stamped JLM RLS #15835 said point also being the southwesterly corner of a tract of land recorded as Document No. 629805 at  the Washington County Recorders office; thence North 58 degrees 48 minutes 30 seconds East along the southerly line of said Document No. 629805 a distance of 157.02 feet to an aluminum cap stamped JLM RLS #15835; thence North 01 degrees 12 minutes 06 seconds West along the East line of said Document No. 629805 a distance of 597.81 feet to an aluminum cap stamped JLM RLS #15835, said point also being 100.00 feet South of the North line of Government Lot 5, in Section 34, Township 30 North, Range 20 West; thence on a line 100.00 feet South of and parallel to said North line of Government Lot 5 having a  bearing of North 88 degrees 47 minutes 54 seconds East to the shoreline of Lake St. Croix; thence Southeasterly along said shoreline of Lake St. Croix to its intersection with the South line of Government Lot 3 in Section 2, Township 29 North, Range 20 West; thence Westerly along the south line of said Government Lot 3 on a bearing of South 88 degrees 48 minutes 16 seconds West a distance of 1683.27 feet, to a monument (found a 4 inch well casing) at the Southwest corner of said Government Lot 3, in Section 2; thence Westerly along the South line of Government Lot 2 in Section 2 on a bearing of South 88 degrees 48 minutes 16 seconds West a distance of 1320.00 feet to the point of beginning.

EXCEPT:

That part of the Northwest Quarter of the Northeast Quarter and Government Lot 1, both in Section 3, Township 29 North, Range 20 West and Government Lot 5 of Section 34, Township 30 North, Range 20 West, as shown as Parcel 63B on Minnesota Department of Transportation Right of Way Plat Numbered 82-78 as the same is on file and of record in the office of the Registrar of Titles in and for Washington County, Minnesota.

EXCEPT:

That part of the South Half of the Northeast Quarter of Section 3, Township 29 North; Range 20 West, shown as Parcel 63C on Minnesota Department of Transportation Right of Way Plat Numbered 82-79 as the same is on file and of record in the office of the Registrar of Titles in and for Washington County, Minnesota.

PROPERTIES IN THE STATE OF SOUTH DAKOTA

MINNEHAHA COUNTY

Supplemental Trust Indenture dated August 1, 2000, filed with the Office of the Secretary of State of South Dakota on October 5, 2000 as Doc. No. 002791003825.

Sioux Falls Office & Service Center

Lots 1 and 2 of Northern States Power Company Subdivision of part of Block 45 of Airport Addition to the City of Sioux Falls, Minnehaha County, South Dakota, according to the recorded plat thereof, except Lot H-1 contained therein.

This instrument was drafted by Northern States Power Company, 414 Nicollet Mall, Minneapolis, Minnesota 55401.

Tax statements for the real property described in this instrument should be sent to Northern States Power Company, 414 Nicollet Mall, Minneapolis, Minnesota 55401.

Return recorded document(s) to David W. Hughes, Xcel Energy, 414 Nicollet Mall (MP-8), Minneapolis, Minnesota 55401.